Conformed Copy

TOP UP ISSUES UNDERWRITING AGREEMENT

3 November 2009

LBG CAPITAL NO. 2 PLC

LLOYDS TSB BANK PLC

LLOYDS BANKING GROUP PLC

MERRILL LYNCH INTERNATIONAL

UBS LIMITED

CITIGROUP GLOBAL MARKETS LIMITED

GOLDMAN SACHS INTERNATIONAL

HSBC BANK PLC

J.P. MORGAN SECURITIES LTD.

Allen & Overy LLP

THIS AGREEMENT is made on 3 November 2009

BETWEEN:

(1)	LBG CAPITAL NO. 2 PLC, a company registered in England and Wales with number 07045669 and whose registered office is at 10 Gresham Street, London EC2V 7AE (the Issuer);

(2)	LLOYDS TSB BANK PLC, a company registered in England and Wales with number 00002065 and whose registered office is at 25 Gresham Street, London, EC2V 7HN (the Guarantor);

(3)	LLOYDS BANKING GROUP PLC, a company registered in Scotland with number 095000 and whose registered office is at Henry Duncan House, 120 George Street, Edinburgh, Scotland EH2 4LH (the Company);

(4)	MERRILL LYNCH INTERNATIONAL, a company registered in England and Wales with number 02312079 and whose registered office is at Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ;

(5)	UBS LIMITED, a company registered in England and Wales with number 2035362 and whose registered office is at 1 Finsbury Avenue, London EC2M 2PP;

(6)	CITIGROUP GLOBAL MARKETS LIMITED, a company registered in England and Wales with number 01763297 and whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB;

(7)	GOLDMAN SACHS INTERNATIONAL, a company registered in England and Wales with number 02263951 and whose registered office is at Peterborough Court, 133 Fleet Street, London EC4A 2BB;

(8)	HSBC BANK PLC, a company registered in England and Wales with number 00014259 and whose registered office is at 8 Canada Square, London E14 5HQ; and

(9)	J.P. MORGAN SECURITIES LTD., a company registered in England and Wales with number 02711006 and whose registered office is at 125 London Wall, London EC2Y 5AJ.

WHEREAS:

(A)	The Company and other members of the Group (as defined below) propose on the date of this Agreement to launch the First Tranche of the LME (as defined below).

(B)

To the extent that the LME does, or is expected to, result in a Shortfall (as defined herein) this Agreement records the agreement between the parties hereto whereby the Joint Bookrunners have agreed, on a several basis, on the terms and subject to the conditions referred to in this Agreement, to underwrite any Top up Issues (as defined herein) in such aggregate amounts as are required to reduce the Shortfall to zero.

NOW IT IS AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement:

Accounts means the audited consolidated accounts of the Group, excluding the HBOS Accounts, for the three financial years ended on the Company Current Year End Date (including, without limitation, the related directors’ and auditors’ reports, the consolidated income statement, the balance sheets, the consolidated cashflow statement, the consolidated statement of total recognised gains and losses, the reconciliation of movements in shareholders’ funds and all related notes);

Accounts Date means 31 December 2008;

Admission means, in relation to each Top up Issue, the admission of the Top up Securities to the Official List becoming effective (and where such admission does not become effective, references to Admission in this Agreement shall mean the date on which Admission was proposed to take place) in accordance with the Listing Rules and the admission of such Top up Securities to trading on the London Stock Exchange’s regulated market becoming effective in accordance with the Admission and Disclosure Standards;

Admission and Disclosure Standards means, at any time, the then-current Admission and Disclosure Standards published by the London Stock Exchange;

Adverse Interest means any option, lien, mortgage, charge, equity, trust, any other right or interest of any third party and any other encumbrance of any kind;

affiliate has the meaning given in Rule 501(b) of Regulation D or Rule 405 under the Securities Act, as applicable;

Agency Agreement means in relation to any Top up Issue, any agency agreement entered into by the Issuer, the Guarantor and other parties to such Top up Issue for the appointment of any paying agent, conversion agent, registrar, FX agent, transfer agent, agent bank or calculation agent in relation to such Top up Issue, such agreement to be dated the Settlement Date for such Top up Issue;

associate has the meaning ascribed to it by section 256 of the Companies Act 2006;

Auditors means PricewaterhouseCoopers LLP;

Board means the board of directors of the relevant company or a duly constituted and authorised committee thereof;

Book Value in relation to any Target Security means the aggregate nominal amount of such Target Security multiplied by the percentage relating to such Target Security as specified in Schedule 1 of this Agreement;

Business Day means any day which is not a Saturday, a Sunday or a bank or public holiday in England and Wales;

Cap means 18 per cent.;

Capital Resources Requirement has the meaning given in the FSA Rules;

Circular means the shareholder circular to be published in connection with the Rights Issue, the Share Capital Subdivision, the Top up Issues and the LME, including the notice convening the GM;

Claims means any and all claims, actions, liabilities, demands, proceedings, regulatory or governmental investigations, judgements or awards whatsoever (and in each case whether or not successful, compromised or settled and whether joint or several) threatened, asserted, established or instituted against or otherwise involving any person and Claim shall be construed accordingly;

Commission Decision means any decision of the European Commission under Article 87 of the EC Treaty regarding the restructuring plan for the Company submitted pursuant to the Company’s participation in the Financial Support Measures to the Banking Industry in the UK approved by the European Commission on 13 October 2008 (Case N507/2008) and on 22 December 2008 (Case N650/2009) as modified and, if applicable, regarding the Company’s proposed participation in the UK asset protection scheme, or any other financial support or investment in the Company by the government of the UK, or any public announcement or statement by or attributable to the European Commission or any of its commissioners or staff in relation to these matters;

Companies Act means the Companies Act 1985 or the Companies Act 2006, as the context requires;

Companies’ Counsel means Linklaters LLP;

Company Current Interim End Date means at any time the date to which the latest published interim consolidated accounts of the Company have been prepared;

Company Current Year End Date means at any time the date to which the latest published audited annual consolidated accounts of the Company have been prepared;

Dealing Day means a day on which dealings in domestic equity market securities may take place on the London Stock Exchange;

Deed Poll means, in relation to any Top up Issue, any deed poll entered into by the Company as further described in the terms and conditions of such Top up Issue;

Defaulted Top up Securities shall have the meaning set out in Clause 7.2;

Directors means, at any time, the directors of the Company;

Disclosure Rules and Transparency Rules means the Disclosure Rules and Transparency Rules of the FSA made under section 73A of FSMA, as amended from time to time;

Disclosure Package means, in relation to any Unlisted Top up Issue, the relevant term sheet for such Top up Issue, the Presentation Materials, the announcement of the proposed Top up Issue and any offering documentation for the Top up Issue issued or approved by the Issuer;

Disclosure Package Publication Date means the first date on which the relevant Disclosure Package is provided to potential investors in the relevant Top up Issue;

Documents of Title means in relation to any Top up Issue each Global Security or Global Certificate defined in (and delivered in accordance with) clause 7;

ECNs means Enhanced Capital Notes with terms as described in Schedule 2;

European Dealer Manager Agreement means the Dealer Manager Agreement entered into on the date hereof in relation to the European Exchange Offer;

European Exchange Offer means the part of the First Tranche of the LME which is not targeted at holders of securities in the United States;

European Exchange Offer Memorandum means the Exchange Offer Memorandum prepared in respect of the European Exchange Offer;

Exchange Act means the US Securities Exchange Act of 1934, as amended;

Exchange Offer Memoranda means the two exchange offer memoranda published as at the date hereof relating to the First Tranche of the LME;

Expiration Date means the date on which any offer by any member of the Group pursuant to an LME expires;

FCPA has the meaning given to it in Schedule 4, paragraph 20.11;

Final Terms means any final terms completed in connection with a Top up Issue issued pursuant to a Programme;

First Tranche has the meaning given within the term LME;

FSA means the Financial Services Authority and, if any successor governmental authority succeeds to the regulatory functions of the Financial Services Authority, such successor governmental authority;

FSA Rules means the FSA Handbook of Rules and Guidance as amended from time to time;

FSMA means the Financial Services and Markets Act 2000, as amended;

GM means the general meeting of the Company convened for the GM Date at which, inter alia, the Resolutions and the Share Capital Reorganisation Resolutions will be proposed;

GM Date means 26 November 2009;

Group means the Company and its subsidiary undertakings from time to time (and for the avoidance of doubt, references in this Agreement to the Group, Group company and members of the Group include, without limitation, HBOS and the HBOS Group, except where otherwise stated);

Group company means any company that is a member of the Group;

HBOS means HBOS plc;

HBOS Accounts means the audited consolidated accounts of the HBOS Group for the three financial years ended the HBOS Current Year End Date (including, without limitation, the related directors’ and auditors’ reports, the consolidated income statement, the consolidated balance sheet, the consolidated cashflow statement, the consolidated statement of recognised income and expense and all related notes);

HBOS Current Year End Date means at any time the date to which the latest published audited annual consolidated accounts of HBOS have been prepared;

HBOS Group means HBOS and its subsidiaries and subsidiary undertakings;

Heads of Terms means the document entitled “Term sheet for UK state aid commitments in respect of LBG” submitted by the Company to Commissioner Kroes on 2 November 2009;

HMRC means the United Kingdom HM Revenue & Customs;

HM Treasury means the Commissioners of Her Majesty’s Treasury;

HMT Resolution means resolution 4, as set out in the notice of GM contained in the Circular, regarding certain transactions involving HM Treasury;

HMT Transactions has the meaning given in the Circular;

IFRS means International Financial Reporting Standards as adopted by the European Union;

Indemnified Persons means, in relation to any Joint Bookrunner:

(a) such Joint Bookrunner and any subsidiary, branch or affiliate of such Joint Bookrunner;

(b) a person who is, on or at any time after the date of this Agreement, a director, officer, partner or employee of an undertaking specified in sub paragraph (a) above; and

(c)

such Joint Bookrunner’s respective selling agents and each person, if any, who controls such Joint Bookrunner within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and such Joint Bookrunner’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents, and Indemnified Person shall be construed accordingly;

Intellectual Property Rights means patents, trade marks, service marks, logos, get-up, trade names, rights in designs, copyright (including rights in computer software), internet domain names, moral rights, utility models, rights in know how, rights in databases and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

Interim Accounts means the unaudited financial information relating to the Group for the period ended the Company Current Interim End Date;

Interim Assessment Date means 21 November 2009;

Issue Price means (subject to the Joint Bookrunners’ obligations under Clause 2.4) the issue price for each Top up Issue (which shall not be below par, except with the consent of the Company), as agreed between the Company and the Joint Bookrunners to be determined by reference to the following:

(i)

the observable market yield on ECNs of comparable maturity (issued pursuant to the LME or issued as Top up Issues), provided there is sufficient liquidity in the ECNs, plus a margin of 1.5 per cent., such aggregate amount being subject to the Cap (provided that if the Shortfall at such time is greater than £1,500,000,000 there shall be deemed not to be sufficient liquidity in the ECNs and this (i) shall not apply); or

(ii)

if there is no observable market yield on ECNs of comparable maturity (issued pursuant to the LME or issued as Top up Issues), or if there is (or there is deemed to be) not sufficient liquidity in the ECNs of comparable maturity (issued pursuant to the LME or issued as Top up Issues), the new issue yield of such ECNs, subject to the Cap.

For the purposes of the definition of Issue Price:

(a)

a security shall be deemed to have sufficient liquidity for the purposes of the definition of “Issue Price” if it has an outstanding nominal amount of at least 300,000,000 of the relevant currency unit in which such security is denominated (or, in the case of a security denominated in Japanese Yen, an outstanding nominal amount equivalent to £300,000,000)

or as otherwise agreed between the Company and the Joint Bookrunners (each acting reasonably); and

(b)

the new issue yield means the yield determined as the best available market clearing price for such ECNs through a bookbuild process conducted by the Joint Bookrunners in consultation with the Company and taking account of the Company’s reasonable requirements so as to seek to establish the best available market clearing price for such ECNs;

Joint Bookrunners means Merrill Lynch International, UBS Limited, Citigroup Global Markets Limited, Goldman Sachs International, HSBC Bank plc and J.P. Morgan Securities Ltd. and shall include each of their respective affiliates (including, for the avoidance of doubt, in the case of an issue of Top up Securities to QIBs, their respective United States broker-dealer affiliates) and Joint Bookrunner shall mean any one of them and its affiliates;

Joint Bookrunners’ Counsel means Allen & Overy LLP;

Joint Global Co-ordinators means Merrill Lynch International and UBS Limited and Joint Global Co-ordinator shall mean either one of them. The Joint Global Co-ordinators shall also be named as the Joint Structuring Advisers in the Disclosure Package and Prospectus in relation to any Top up Issue;

KPMG means KPMG Audit plc of 8 Salisbury Square, London EC4Y 8BB;

Limitation has the meaning given in Clause 12.7;

Limited Voting Shares means limited voting shares of 25 pence each in the capital of the Company;

Listing Rules means the Listing Rules of the FSA made under section 73A of the FSMA;

Listed Top up Issue means (i) any Top up Issue in respect of which Admission is to take place not later than one Business Day following Settlement or (ii) any Top up Issue which it is intended will be offered on a basis which is not exempt from the requirements of the Prospectus Directive;

LME means the liability management exercise launched on the date hereof (the First Tranche of the LME) by the Offeror and described in the Exchange Offer Memoranda pursuant to which the Joint Global Co-ordinators have been appointed as lead dealer managers and the Joint Bookrunners have been appointed as dealer managers and any subsequent liability management exercise(s) (which may include, without limitation, US LMEs and bilaterally negotiated transactions between the Company and other members of the Group and individual holders of securities) (involving either the same or different tier 1 or upper tier 2 capital securities as those which were targeted in the First Tranche) undertaken by the Company or other members of the Group, acting reasonably in consultation with the Joint Global Co-ordinators (the Company acknowledging that the Joint Global Co-ordinators may make requests or proposals in such regard from time to time and the Joint Global Co-ordinators acknowledging that the decision to undertake any such liability management exercise or enter into any such bilaterally negotiated transactions shall be at the sole discretion of the Company);

London Stock Exchange means London Stock Exchange Group plc;

Longstop Date means 30 April 2010 or such other date as the Company and the Joint Bookrunners may agree pursuant to an amendment to this Agreement;

Losses means any and all loss, damage, cost, liability, demand, charge or expense (including legal fees), in each case whether joint or several, which any person may suffer or incur (including, but not limited to all Losses suffered or incurred in investigating, preparing for or disputing or defending or settling any Claim and/or in establishing its right to be indemnified pursuant to Clause 12 or to receive a contribution pursuant to Clause 13 and/or in seeking advice regarding any Claim or in any way related to or in connection with the indemnity contained in Clause 12 or the provisions of Clause 13) and Loss shall be construed accordingly;

MAC Event means the occurrence of any of the following events: (i) any material adverse change, or any development reasonably likely to result in a material adverse change, in the condition of the financial markets in the United Kingdom, the United States, any member state of the EEA or the international financial markets, any outbreak of hostilities or escalation thereof, any act of terrorism or war or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, exchange rates or exchange controls; or (ii) trading in any securities of the Company being suspended or materially limited by the London Stock Exchange or the New York Stock Exchange on any exchange or over the counter market or any development reasonably likely to result in trading in any securities of the Company being suspended or materially limited by the London Stock Exchange or the New York Stock Exchange on any exchange or other the counter market, or trading generally on the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market or the London Stock Exchange being suspended or materially limited or any development reasonably likely to result in trading generally on the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market or the London Stock Exchange being suspended or materially limited, or minimum or maximum prices for trading being fixed or any development reasonably likely to result in minimum or maximum prices for trading being fixed, or maximum ranges for prices being required, by any of such exchanges or by such system or by order of the SEC, the National Association of Securities Dealers, Inc. or any governmental authority, or a material disruption occurring in commercial banking or securities settlement or clearance services in the United States or in the EEA or any development reasonably likely to result in a material disruption occurring in commercial banking or securities settlement or clearance services in the United States or in the EEA; or (iii) a banking moratorium being declared by the United States, the United Kingdom, a member state of the EEA, or New York authorities; or (iv) an adverse change or the official announcement by any governmental authority of a prospective adverse change in United States or United Kingdom taxation materially affecting the Top up Securities or the transfer thereof or exchange controls being imposed by the United States, the United Kingdom or a member state of the EEA; or (v) any adverse Commission Decision having been publicly announced or publicly communicated;

Material Adverse Effect means a material adverse change (whether individually or in the aggregate) in, or any development reasonably likely to result in a material adverse change (whether individually or in the aggregate) in or effect on (including, for the avoidance of doubt, any development reasonably likely to result in a material adverse change arising as a result of a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement) the condition (financial, operational, legal or otherwise) or in the earnings, business affairs, business prospects or financial prospects of any of (i) the Company, (ii) any member of the Group or (iii) the Group taken as a whole, in any such case whether or not arising in the ordinary course of business (including, without limitation, any rating downgrade, notice of prospective downgrade or any indication by rating agencies that such downgrade will take place);

Money Laundering Laws has the meaning given to it in paragraph 20.8 of Schedule 4;

OECD Convention has the meaning given to it in paragraph 20.11 of Schedule 4;

Offeror means, in relation to the First Tranche of the LME, LBG Capital No.1 plc and in relation to any subsequent LME, the member of the Group who makes the relevant offer;

Official List means the Official List of the UK Listing Authority;

Overall Financial Adequacy Rule has the meaning given in the FSA Rules;

Passporting Jurisdiction means each jurisdiction (if any) in the European Economic Area as may be agreed between the Company and the Joint Bookrunners, each acting reasonably into which it is intended that Top up Securities will be offered on a basis which is not exempt from the requirements of the Prospectus Directive;

Presentation Materials means any written materials to be used by the Issuer, the Guarantor or the Company in presentations to institutional investors in connection with any Top up Issue;

Press Announcement means the press announcement dated 3 November 2009 giving details of, inter alia, the Rights Issue, the HMT Transactions and the Share Capital Subdivision, as published through a Regulatory Information Service;

Previous Announcements means all documents issued and announcements (other than the Press Announcement) made by or on behalf of the Company or any member of the Group to the public or the press since the Accounts Date and before the date of this Agreement;

Profit Forecast Report means any profit (or loss) forecast report prepared by the Auditors relating to any forecast loss before tax, before the recognition of negative goodwill or any other forecast of loss or profit, for the Group which appears in the Prospectus;

Programme means any programme for the issuance of ECNs which is set up by the Company in consultation with the Joint Bookrunners;

Proportionate Share means, in relation to each Joint Bookrunner, the percentage set against its name in column 3 of the table at Schedule 9;

Prospectus means in relation to every Top up Issue the relevant prospectus for such Top up Issue (constituting a prospectus for the purposes of the FSMA, the Listing Rules and the Prospectus Rules) as to be agreed between the Company and the Joint Bookrunners and to be published by the Issuer and shall, in the case of Top up Issues issued pursuant to a Programme, include the relevant Final Terms. In the case of Top up Issues issued pursuant to a Programme, any references in this Agreement to the date of publication of any Prospectus shall be deemed to be a reference to the date of publication of any Final Terms;

Prospectus Directive means Prospectus Directive 2003/71/EC;

Prospectus Publication Date means, in relation to each Top up Issue, the date of approval of the relevant Prospectus by the UK Listing Authority or (in the case of Top up Issues issued pursuant to a Programme) the date on which the relevant Final Terms are submitted to the UK Listing Authority;

Prospectus Rules means the Prospectus Rules of the FSA made under section 73A of the FSMA;

QIB or qualified institutional buyer has the meaning given in Rule 144A promulgated under the Securities Act;

Regulatory Information Service means any of the services set out in Appendix 3 to the Listing Rules;

Relevant Documents means, in relation to any Top up Issue, the Prospectus, any Supplementary Prospectus, any translation of the summary contained in the Prospectus, the Presentation Materials and any other documents, announcements or communications issued in connection with such Top up Issue (including, for the avoidance of doubt, any preliminary Prospectus and, in the case of an Unlisted Top up Issue only, the Disclosure Package and any supplement to the Disclosure Package); provided that references to Relevant Documents in Schedule 4 shall be references only to those Relevant Documents that have been issued, published or provided prior to or at the time at which the relevant Warranty is given or repeated, as the case may be;

Relevant Person means HM Treasury, the Solicitor for the Affairs of Her Majesty’s Treasury, any of Her Majesty’s Secretaries of State (and any other Minister of the Crown), UK Financial Investments Limited, the Asset Protection Agency, and any and all directors, officers, officials, employees and agents of the foregoing;

Resolutions means the resolutions set out in the notice of GM contained in the Circular to authorise the Directors to allot shares of the Company, to authorise the Directors pursuant to section 571 of the Companies Act to allot such number of ordinary shares in the Company as if section 561 of the Companies Act did not apply to any such allotment and to disapply rights of pre-emption in each case, so as to enable compliance with the requirements of the Trust Deed or Deed Poll relating to any such Top up Issue and of Schedule 2 in relation to the terms of the relevant Top up Securities to be implemented;

Restriction Date means the earliest of:

(a)

the Longstop Date or, if later, in the event of any LME being launched by the Company prior to the Longstop Date and subsequent to the First Tranche, two calendar months following the settlement of such LME; or

(b) the date on which the Shortfall has been reduced to zero; or

(c) the date on which the Joint Bookrunner’ obligations under this Agreement are terminated pursuant to the terms of this Agreement;

Rights Issue means the rights issue launched by the Company simultaneously with the launch of the LME;

Rights Issue Prospectus means the prospectus prepared by the Company relating to the Rights Issue;

Rights Issue Resolutions means the resolutions relating to the Rights Issue set out in the notice of GM contained in the Circular;

Rights Issue Underwriting Agreement means the underwriting agreement dated the date hereof executed by the Company and the other parties thereto relating to the Rights Issue;

Securities Act means the US Securities Act of 1933, as amended, and the rules promulgated thereunder;

Selling Restrictions means the selling restrictions set out in Schedule 7;

Senior Manager means each of Tom Murphy, Alex Pietruska, Andrew Geczy and Ian Smith;

Settlement means, in relation to a Top up Issue, the settlement of the Joint Bookrunners’ payment obligations to the Issuer;

Settlement Date means in relation to a Top up Issue, the date for Settlement as provided for under the terms of this Agreement;

Share Capital Reorganisation Resolutions means the resolutions set out in the notice of GM contained in the Circular relating to the Share Capital Subdivision;

Share Capital Subdivision means the proposed subdivision and conversion of the Company’s ordinary share capital described in the Circular and the Rights Issue Prospectus;

Shortfall means, at any time, any difference between £7,500,000,000 and the sum of (i) the aggregate principal amount (being, in the case of any amounts not in sterling, the sterling equivalent as at the settlement date of the relevant ECN) of the ECNs due for delivery (based on the number of Target Securities notified by the Offeror as having been accepted for exchange immediately following the Expiration Date) pursuant to the LME, plus (ii) the aggregate Book Value (being, in the case of any amounts not in sterling, the sterling equivalent as at the Expiration Date of the relevant LME) of Target Securities due for delivery (other than in the exchange referred to in (i)) based on the number of Target Securities notified as having been accepted for exchange by the Offeror immediately following the Expiration Date, plus (iii) (if at the time of calculation of the Shortfall any Top up Securities have been issued) the aggregate net proceeds (being, in the case of any amounts not in sterling, the sterling equivalent as at the relevant Settlement Date) of any Top up Securities issued pursuant to the terms of this Agreement at the time of the calculation of such Shortfall;

Specified Circumstance means (a) fraud, wilful misconduct or dishonest concealment on the part of the Company, any Group company, any Director or any Senior Manager, or (b) any breach by the Company of its undertakings in Clauses 9.3, 10.6 or 10.7 of this Agreement at any time prior to the relevant Settlement Date;

Supplementary Prospectus means any supplementary prospectus published by the Issuer pursuant to section 87G of the FSMA;

sterling equivalent shall be calculated by reference to FX fixings appearing at 1.15 p.m. on Bloomberg page BFIX;

Target Securities means any securities at which the LME is targeted;

tax or taxes means all taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever, together with all penalties, charges and interest relating to any of the foregoing and regardless of whether the person concerned is primarily liable or not, including (without limitation) corporation tax, advance corporation tax, income tax, capital gains tax, VAT, duties of customs and excise, national insurance contributions, capital duty, stamp duty, stamp duty reserve tax, stamp duty land tax and any other transfer tax or duty, all taxes, duties or charges replaced by or replacing any of them, and all other taxes on gross or net income, profits or gains, distributions, receipts, importations, sales, use, occupation, franchise, value added, and personal property imposed by a tax authority of any jurisdiction;

Time of Sale means a time as is notified to the Issuer by the Joint Bookrunners as the time of sale with respect to their endeavours to procure subscribers for any Top up Issue;

Top up Issue means any issue of Top up Securities underwritten pursuant to this Agreement;

Top up Securities means each security forming part of a Top up Issue, such security to have terms complying with the requirements set out in Schedule 2;

Trust Deed means in relation to any Top up Issue, any trust deed, indenture or supplemental trust deed or indenture entered into by the Issuer, the Guarantor and other parties to such Top up Issue for the appointment of any trustee in relation to such Top up Issue, such deed to take effect on the Settlement Date for such Top up Issue;

UK Listing Authority means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA and in the exercise of its functions in respect of the admission of securities to the Official List otherwise than in accordance with Part VI of the FSMA;

United Kingdom means Great Britain and Northern Ireland;

United States means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

Unlisted Top up Issue means any Top up Issue other than a Listed Top up Issue;

US LMEs means any subsequent liability management exercise(s) targeted at the following preference shares issued by members of the Group and sold into the United States: ISIN: US539439AB54/US539439AA71; ISIN: USG5533WAB30/US539439AD11; ISIN: US539439AE93/US539439AF68; and ISIN: USG5533WAA56/US539439AC38;

VAT means value added tax or any similar sales or turnover tax or levy imposed in any jurisdiction; and

Warranties means the representations, warranties and undertakings set out in Clause 10.1, 10.2, 10.3 and/or 10.4 and Schedule 4 and Schedule 5 and Warranty shall be construed accordingly.

1.2	In this Agreement unless the context otherwise requires:

	(a)	words and expressions defined in the Companies Act shall bear the same meaning;

	(b)	headings are for convenience only and shall not affect the construction of this Agreement;

(c)

any reference to an enactment is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) (but, in relation to each Top up Issue, in the case of any amendment, consolidation or re-enactment effected after the relevant date of Admission, only insofar as it applies in relation to a period before such Admission and provided that no such amendment, consolidation or re-enactment shall increase or extend the liability of any party to this Agreement) and includes all instruments or orders made under the enactment;

(d)

any reference in this Agreement to any document expressed to be in the agreed form or to be agreed means a document in the form initialled, for the purpose of identification only, by Companies’ Counsel and Joint Bookrunners’ Counsel or (in the case of documents to be agreed) in such form as may be initialled for the purpose of identification only, in due course with the agreement of the Company and the Joint Bookrunners, in each case subject to any changes which the Company and the Joint Bookrunners may agree, such agreement not to be unreasonably withheld or delayed; no such initialling shall imply approval of all or any part of its contents by or on behalf of the person initialling it or any of the parties to this Agreement;

(e)

any reference to recitals, clauses and schedules are to recitals, clauses and schedules to this Agreement, and references to paragraphs are to paragraphs in the schedule in which such references appear, and the schedules to this Agreement form part of the Agreement;

(f)

each reference in this Agreement to the Joint Bookrunners by any description or in any capacity includes a reference to it in each other capacity in which it may act pursuant to this Agreement or otherwise with the agreement of the Company in connection with any Top up Issue;

(g)

any reference herein to any matter being contained or disclosed in the Prospectus or Disclosure Package for any Top up Issue shall include any such matter as is incorporated by reference in such Prospectus or Disclosure Package; and

(h) any reference to the Joint Bookrunners approving or agreeing the form of a Relevant Document, shall be a reference to such approval or agreement being given solely for the purposes of this Agreement.

1.3	Unless otherwise stated, references to time are references to London time.

1.4	The expressions holding company, subsidiary undertaking and subsidiary shall have the meaning in this Agreement as in the Companies Act.

2.	TERMS AND CONDITIONS

2.1

To the extent (as reasonably determined by the Company following consultation with the Joint Global Co-ordinators) at any time the LME has resulted, or is expected to result, in a Shortfall which has not been, or is not expected to be, reduced to zero as at the Longstop Date, the Joint Bookrunners agree, on a several basis, as described herein on the terms and subject to the conditions referred to in this Agreement, to underwrite Top up Issues in an aggregate amount equating to the Shortfall, (subject as provided in Clause 2.2) such Top up Issues to be issued prior to the Longstop Date. The underwriting commitments of the Joint Bookrunners will amortise such that the aggregate outstanding commitment of the Joint Bookrunners at any given time will be equal to the Shortfall at such time and the underwriting commitment of each Joint Bookrunner at such time shall amount to its Proportionate Share of such Shortfall. Without prejudice to the other provisions of this Agreement, the Joint Bookrunners’ underwriting commitments pursuant to this Agreement will cease earlier than the Longstop Date if at such time the Shortfall has been reduced to zero.

2.2

Top up Issues (each being underwritten by the Joint Bookrunners) may be issued in one or more series at such times (following the Interim Assessment Date and prior to the Longstop Date) and on such terms as are reasonably determined by the Joint Bookrunners after consultation with the Company (subject to any applicable legal or regulatory constraints) and otherwise on such terms as comply with the requirements set out in Schedule 2. If at the Longstop Date there is a Shortfall, the Joint Bookrunners severally agree, if and to the extent that the Joint Bookrunners are unable to procure subscribers, to subscribe such amount of Top up Securities at such times (provided such time is no later than 2 Business Days after the Longstop Date) and on such terms as may be reasonably determined by the Joint Global Co-ordinators after consultation with the Company (such terms to be subject always to the terms of this Agreement and to any legal or regulatory constraints applicable to the Company) so as to discharge the Shortfall provided that for any such issue, the definition of “Issue Price” shall be deemed to be amended to mean the issue price for such Top up Issue (which shall not be below par, except with the consent of the Company), as agreed between the Company and the Joint Bookrunners to be determined by reference to a yield equal to, or (pursuant to the Joint Bookrunner’s obligations under Clause 2.4) less than, the Cap.

2.3

Any Top up Issues that are proposed to be offered or sold to QIBs in the United States shall be subject to the agreement of the Company, such agreement not to be unreasonably withheld or delayed, taking into account the requirements of the Securities Act and the documentary requirements of this Agreement in respect of any such Top up Issues. The parties shall consult with each other and, acting reasonably and practicably, shall seek to agree whether or not a Top up Issue shall be a Listed Top up Issue or not. Subject to any agreement to the contrary, the Issuer agrees that Top up Issues in an amount in excess of £300,000,000 (or its equivalent in any other currency) shall be Listed Top up Issues. In the case of an Unlisted Top up Issue, the Issuer agrees to use all reasonable endeavours to procure Admission for the relevant Top up Securities on or prior to the earlier of (i) the first interest payment date in respect of the relevant Top up Securities and (ii) the Longstop Date.

2.4

The Joint Bookrunners, as co-ordinated by the Joint Global Co-ordinators, agree to use all reasonable endeavours (including, where practicable in the circumstances and having regard to the intended Settlement Date of such Top up Securities, taking account of alternative identifiable methods of achieving more efficient pricing which may be proposed by the Company) in order to obtain the best market clearing prices for the Top up Issues and for the avoidance of doubt, the provisions of this Clause 2.4 shall apply at all times to Top up Issues under the terms of this Agreement, including as to Top up Issues contemplated under Clause 2.2.

2.5

Without prejudice to their obligations to underwrite or subscribe any subsequent Top up Issue, in relation to each Top up Issue, the Joint Bookrunners’ obligations under this Agreement are conditional on:

(a)

in the case of a Listed Top up Issue, approval of a Prospectus for such Top up Issue as a prospectus by the UK Listing Authority and such Prospectus being filed with the FSA in accordance with the Prospectus Rules and the FSMA and made available to the public. on the Prospectus Publication Date for that Top up Issue (or such later time and/or date as the Joint Bookrunners may agree in writing);

(b)

in the case of a Listed Top up Issue, the UK Listing Authority having granted permission for the relevant Top up Securities to be admitted to the Official List and the London Stock Exchange having granted permission for the Top up Securities to be admitted to trading on its regulated market;

	(c)	execution of the Trust Deed, Deed Poll and Agency Agreement by all the parties thereto;

(d)

in the case of a Listed Top up Issue, no event referred to in section 87G(1) of the FSMA arising between the time of publication of the relevant Prospectus and Admission and no Supplementary Prospectus being published by or on behalf of the Issuer before Admission and (in the case of an Unlisted Top up Issue) no supplement to the Disclosure Package being published by or on behalf of the Issuer before the relevant Settlement Date:

		(i)	other than where such event or the publication of the Supplementary Prospectus or supplement to the Disclosure Package is:

			(A)	directly or indirectly, as a result of a MAC Event or a Material Adverse Effect having occurred subsequent to the publication of the Press Announcement; or

			(B)	directly or indirectly, as a result of a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement,

provided that Clause 2.5(d)(i)(A) shall not apply in circumstances where the MAC Event or Material Adverse Effect occurred as a direct or indirect consequence of a Specified Circumstance; or

(ii)

save to an extent which the Joint Global Co-ordinators do not consider, in their sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of such Top up Issue or the underwriting of such Top up Issue or the issue of the relevant Top up Securities or dealings post the issue of the relevant Top up Securities;

	(e)	no termination right having arisen pursuant to Clause 14 of this Agreement;

(f)

(if applicable) the competent authority of each Passporting Jurisdiction having been notified in accordance with the procedures set out in Articles 17 and 18 of the Prospectus Directive and all requirements under those Articles having been satisfied;

	(g)	the Top up Securities receiving a rating from at least one internationally recognised credit rating agency:

(i)

other than a failure to receive such a rating, directly or indirectly, as a result of a MAC Event or a Material Adverse Effect having occurred subsequent to the publication of the Press Announcement; and/or

(ii)

other than a failure to receive such a rating, directly or indirectly, as a result of a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement, provided that Clause 2.5(g)(i) shall not apply in circumstances where the MAC Event or Material Adverse Effect occurred as a direct or indirect consequence of a Specified Circumstance;

	(h)	the Company having used reasonable endeavours to procure that the ratings assigned to the Top up Securities are at least equal to those then applicable to the ECNs issued in the LME; or

	(i)	the fulfilment by the Issuer, the Guarantor and the Company of their respective obligations under Clauses 3.1, 3.3, 4.3 and 4.4 by the times (if any) specified therein.

2.6	The Joint Global Co-ordinators may, in their absolute discretion:

(a)

extend the time or date for satisfaction of any condition set out in Clause 2.5 or 2.9 below, in which case a reference in this Agreement to the satisfaction of such condition shall be to its satisfaction by the time or date as so extended; or

	(b)	waive the satisfaction of any such condition other than Clause 2.5(a) or Clause 2.9 below, in whole or in part,

by giving written notice to the Company. For the avoidance of doubt, the rights of the Joint Global Co-ordinators under this Clause 2.6:

(i) may be exercised by the Joint Global Co-ordinators, acting jointly for whatever reason or on whatever basis that they consider to be practicable, appropriate or advisable to them; and

(ii)

are conferred on the Joint Global Co-ordinators, and may be exercised by the Joint Global Co-ordinators, acting jointly, in their respective capacities as such, and not in any representative or fiduciary capacity.

2.7

If, in relation to any Top up Issue, any condition set out in Clause 2.5 is not satisfied (or waived by the Joint Global Co-ordinators in their absolute discretion in accordance with Clause 2.6), or becomes incapable of being satisfied, by the required time and date therefor then:

(a)

the Joint Bookrunners’ obligations under this Agreement shall cease and determine in relation to such Top up Issue (but, for the avoidance of doubt, no other Top up Issues), without prejudice to any liability for any prior breach of this Agreement (including, without limitation, breach of any of the representations, warranties and undertakings contained herein); and

(b)

the Issuer’s, the Guarantor’s and the Company’s respective obligations and agreements under Clauses 8, 9, 10, 11, 12, 13 and 16 to 25 inclusive shall remain in full force and effect in relation to such Top up Issue and the Issuer’s, the Guarantor’s and the Company’s other respective obligations under this Agreement shall cease and determine in relation to such Top up Issue (but, for the avoidance of doubt, no other Top up Issues), without prejudice to any liability for any prior breach of this Agreement (including, without limitation, breach of any of the representations, warranties and undertakings contained herein), provided that, for the avoidance of doubt, the Joint Bookrunners’ obligations in relation to such Top up Issue under this Agreement shall not be capable of termination at any time after the issue of the relevant Top up Securities and such obligations shall be deemed to have become unconditional upon the issue of the relevant Top up Securities (but, for the avoidance of doubt, without prejudice to any of the rights and remedies of the Joint Bookrunners in respect of any breach by the Issuer, the Guarantor or the Company of their respective obligations under this Agreement (including without limitation under this Clause 2)).

2.8

Each of the Issuer, the Guarantor and the Company shall use all reasonable endeavours to procure that each of the conditions set out in Clause 2.5 and Clause 2.9 below is satisfied within the relevant time.

2.9

The Joint Bookrunners’ obligations under this Agreement are conditional on the passing of the Resolutions, the Share Capital Reorganisation Resolutions, the HMT Resolution and the Rights Issue Resolutions (in each case, without amendment, save as may be made by the Company with the consent of the Joint Global Co-ordinators, acting in good faith) at the GM on the GM Date (and not, except with the written agreement of the Joint Global Co-ordinators (not to be unreasonably withheld or delayed), at any adjournment of such meeting) (such condition, the Pre-Condition). In the event that the Pre-Condition is not satisfied, or becomes incapable of being satisfied, by the required time and date therefore then the Joint Bookrunners’ obligations under this Agreement shall cease and determine, without prejudice to any liability for any prior breach of this Agreement (including, without limitation, breach of any of the representations, warranties and undertakings contained herein).

2.10	The Joint Bookrunners hereby agree to work together in a co-ordinated manner in connection with any Top up Issue acknowledging their common (but several) obligations in respect of any Shortfall.

2.11	The Joint Bookrunners hereby agree amongst themselves that the section headed “2. Top up Underwriting - Authorities” of the document headed “Memorandum of Understanding in relation to the proposed LME and Top up Underwriting” dated 29 October 2009 is deemed to be included herein.

2.12	Each of the Joint Bookrunners hereby agree severally (and not jointly or jointly and severally) that they shall not enter into sub-underwriting commitments.

2.13

Subject to clause 8.9 hereof, the Company hereby agrees that the Joint Bookrunners shall be appointed as sole dealer managers in connection with any LME (other than bilaterally negotiated transactions, in respect of which the Joint Bookrunners shall act as advisors to the Company) until the earlier of the Longstop Date or the Shortfall is reduced to zero.

2.14

The Joint Bookrunners shall consult with the Company: (i) from the Interim Assessment Date and on an on-going basis thereafter with respect to their strategy for the issuance of Top up Securities from time to time (such strategy to be consistent with the Joint Bookrunners’ obligations under Clause 2.1 and 2.4); and (ii) following feedback from investors in connection with any proposed Top up Issue. The Joint Bookrunners shall allow the Company, on its request, the opportunity to establish if better terms can be obtained in the market in connection with any proposed Top up Issue and any further Top up Issues required to reduce the Shortfall to zero (including, for the avoidance of doubt, any further Top up Issues required to be issued in the event that there is a Shortfall on the Longstop Date) (together the Remaining Issues). To the extent, in the good faith opinion of the Company, that better terms can be obtained on an underwritten basis in the market, the Company may give notice to the Joint Bookrunners that it wishes to proceed with the alternative proposal for such Remaining Issues. Following such notice, the Shortfall shall be reduced to zero and each such Remaining Issue shall not be a Top up Issue under the terms of this Agreement. In the event of such notice being given by the Company to the Joint Bookrunners, this Agreement shall cease to have any further effect (including as to the appointment of the Joint Bookrunners under Clause 2.13) in each case except to the extent specified in Clause 14.2.

2.15

In the event that the Group’s published core tier 1 capital ratio falls to less than 5 per cent. and Top up Securities automatically convert into ordinary shares of the Company in accordance with their requirements as set out in Schedule 2, the Joint Bookrunners severally agree, if and to the extent that the Joint Bookrunners are unable to procure subscribers, to subscribe such number of ordinary shares of the Company as is equal to (i) the aggregate amount of ECNs that would otherwise have been required to be issued to reduce the Shortfall to zero, divided by (ii) the conversion price at such time (as described in Schedule 2). In such event, the terms and conditions in this Agreement shall apply mutatis mutandis, and the conditions to such issue and the representations and warranties given by the Company shall be on such terms as are reasonably agreed between the Company and the Joint Global Co-ordinators (acting on behalf of the Joint Bookrunners) as at such time (provided that any offering of ordinary shares of the Company in the United States shall only be to QIBs in transactions exempt from the registration requirements of the Securities Act for transactions not involving a public offering under section 4(2) thereof), by reference to the terms of the Rights Issue Underwriting Agreement.

3.	APPLICATION FOR LISTING AND ADMISSION TO TRADING

3.1	Pursuant to the Issuer’s obligations under Clause 2.2, the Issuer undertakes to apply, before any Prospectus Publication Date, to:

(a)	the UK Listing Authority for admission of the relevant Top up Securities to the Official List;

(b)	the London Stock Exchange for admission to trading of the relevant Top up Securities on the London Stock Exchange’s regulated market.

In relation to each Top up Issue the Issuer shall use all reasonable endeavours to obtain permission (a) for the admission of the relevant Top up Securities to the Official List, and (b) for admission to trading of the relevant Top up Securities on the London Stock Exchange’s regulated market (subject only to the delivery of Documents of Title in respect of the relevant Top up Securities).

3.2

In relation to each Top up Issue the Issuer undertakes to apply for formal approval of the relevant Prospectus for the purposes of, and in accordance with, the Listing Rules and the Prospectus Rules and shall use all reasonable endeavours to obtain such approval and passporting as soon as practicable and in any event in relation to approval, before publication of the relevant Prospectus.

3.3

Each of the Issuer, the Guarantor and the Company shall supply all information, give all undertakings, execute all documents, pay all fees and do or procure to be done all things in each case as may be necessary or required (a) by the UK Listing Authority and the London Stock Exchange for the purposes of obtaining formal approval of the Prospectus and obtaining Admission, and (b) to comply with the Listing Rules, the Prospectus Rules, the Admission and Disclosure Standards, the FSMA and the Companies Act.

3.4

Each of the Issuer, the Guarantor and the Company shall notify the Joint Bookrunners immediately of any matter referred to in section 87G(1) of the FSMA which arises between the time that the Prospectus is formally approved by the UK Listing Authority and 11.00 a.m. on the relevant Settlement Date. Each of the Issuer, the Guarantor and the Company shall deal with every such matter in accordance with section 87G of the FSMA, the Listing Rules and the Prospectus Rules.

3.5

In relation to any Top up Issue the Issuer shall use all reasonable endeavours to procure the delivery of a certificate of approval by the Financial Services Authority to the competent authority in each Passporting Jurisdiction (if applicable) and will promptly notify the Joint Bookrunners, following receipt of confirmation that such certificate of approval has been so delivered

3.6

Each of the Joint Bookrunners irrevocably waives any statutory right to withdraw acceptances which may arise pursuant to Section 87Q(4) of the FSMA on the publication of a Supplementary Prospectus and the Joint Bookrunners undertake not to rely on Section 87Q(4) of the FSMA in such circumstances to avoid their obligations under Clauses 7.1, 7.2, 7.3 and 7.4 other than where the Supplementary Prospectus has been published as a direct or indirect consequence of a Specified Circumstance. For the avoidance of doubt, this Clause 3.6 does not affect the conditions set out under Clause 2.5, Clause 2.9 or the termination rights of the Joint Bookrunners under Clause 14.

4.	APPROVAL, RELEASE AND DELIVERY OF DOCUMENTS

4.1

Each of the Issuer, the Guarantor and the Company confirms to the Joint Bookrunners that a meeting or meetings of the Board or a duly authorised committee of the Board has been held (and/or, in the case of (b), (c), (d) and (e) below, undertakes to hold such a meeting) which has (or will have, as the case may be):

	(a)	authorised the Issuer, the Guarantor and the Company (as applicable) to enter into and perform their respective obligations under this Agreement;

(b)

in relation to each Top up Issue approved the form of the Prospectus and authorised and approved the publication of the Prospectus, each of the other Relevant Documents and all other documents connected with the applicable Top up Issue and Admission, as appropriate;

	(c)	approved the making of the relevant Top up Issue;

	(d)	approved the making of the applications for Admission; and

(e) authorised (or authorise, as the case may be) all necessary steps to be taken by the Issuer, the Guarantor and the Company (as applicable) in connection with each of the above matters.

4.2

In relation to each Top up Issue, subject to the UK Listing Authority having formally approved the Prospectus for the purpose of the Listing Rules and the Prospectus Rules, the Issuer shall make such Prospectus available in accordance with paragraph 3.2 of the Prospectus Rules and make available to the Joint Bookrunners such number of copies of the Prospectus as they may reasonably require.

4.3

On each Settlement Date, the Issuer, the Guarantor and the Company will deliver the documents referred to in Part A of Schedule 3 to the Joint Bookrunners (in each case in form and substance satisfactory to the Joint Global Co-ordinators acting reasonably).

4.4

Before publishing any Prospectus, the Issuer, the Guarantor and the Company shall deliver the documents referred to in Part B of Schedule 3 to the Joint Bookrunners (in each case in form and substance satisfactory to the Joint Global Co-ordinators acting reasonably).

5.	APPOINTMENTS

5.1

Each of the Issuer, the Guarantor and the Company acknowledges and agrees that none of the Joint Bookrunners are responsible for and have not authorised and will not authorise the contents of any Disclosure Package or Prospectus and that the Joint Bookrunners have not been requested to verify, nor are, nor shall be, responsible for verifying, the accuracy, completeness or fairness of any information in any of the Relevant Documents (or any supplement or amendment to any of the foregoing).

5.2

Each of the Issuer, the Guarantor and the Company confirms the appointment of the Joint Bookrunners as joint bookrunners for the purposes of each Top up Issue on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions set out in this Agreement.

5.3

Each of the Issuer, the Guarantor and the Company confirms that the appointment in Clause 5.2 confers on each of the Joint Bookrunners all powers, authorities and discretions which are necessary for, or incidental to, the performance of its functions as joint bookrunner to the Top up Issues (including the appointment of such agents and affiliates as it deems appropriate) in accordance with the terms of this Agreement. Each of the Issuer, the Guarantor and the Company will ratify and confirm all actions which each of the Joint Bookrunners properly and lawfully takes pursuant to this appointment.

6.	CLOSING

6.1	In relation to each Top up Issue, subject to the provisions of Clause 2, the Issuer shall arrange for delivery of the Top up Securities in accordance with Clause 7.

6.2

Each Joint Bookrunner severally agrees to comply with the terms of the Selling Restrictions in seeking to procure subscribers for the Top up Securities. Subject to compliance with the Selling Restrictions, each Joint Bookrunner shall have absolute discretion to use its reasonable endeavours to procure such subscribers in the manner and otherwise as it thinks fit. The Joint Bookrunners shall, by agreement between themselves, determine the number of Top up Securities which each such subscriber subscribes.

7.	UNDERWRITING AND SETTLEMENT

7.1

In relation to each Top up Issue if and to the extent that the Joint Bookrunners are unable to procure subscribers, the Joint Bookrunners shall subscribe for the Top up Securities at the Issue Price for the

Top up Issue. The obligations of the Joint Bookrunners in this Clause 7.1 are several (and not joint or joint and several) and (save as provided in Clause 7.2) each Joint Bookrunner shall be responsible only for its Proportionate Share of the Top up Securities not otherwise taken up and for the avoidance of doubt no Joint Bookrunner shall have any liability or obligation in respect of any default by another Joint Bookrunner.

7.2

In the event that one of the Joint Bookrunners defaults or, in the reasonable opinion of the Joint Global Co-ordinators, is likely to default in the performance of its obligations to subscribe for Top up Securities (the Defaulted Top up Securities) on the Settlement Date as required pursuant to Clause 7.1, then each of the non-defaulting Joint Bookrunners shall be obliged, severally and not jointly or jointly and severally, to procure subscribers for or to subscribe for themselves the Defaulted Top up Securities in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Joint Bookrunners, provided, in each case, that the aggregate number of Defaulted Top up Securities for which any Joint Bookrunner subscribes pursuant to this Clause 7.2 shall not exceed 10 per cent. of the Shortfall as at the time that any such default or likely default first occurs.

7.3

The net subscription money in respect of any issue of Top up Securities denominated in sterling or US dollars which is not to be consolidated with a previously issued series of ECNs, (representing the agreed Issue Price, less the amount of the commissions and/or expenses as separately agreed in the agreement referred to in Clause 8 or any other agreement between the parties hereto applied toward discharge of the agreed Issue Price) will be paid by a Joint Bookrunner identified to the Issuer before the relevant Settlement Date for such Top up Issue as handling “billing and delivery” on behalf of the Joint Bookrunners to the Issuer at 10.00 a.m. (London time in the case of a Top up Issue denominated in sterling or New York City time in the case of Top Securities denominated in US dollars) on the relevant Settlement Date against delivery of:

(a)

in the case of a Top up Issue in bearer form denominated in sterling or US dollars to be settled in Euroclear Bank S.A./N.V. and for Clearstream Banking, société anonyme, and not to be offered in whole or in part in the United States to QIBs, a duly executed temporary global security (the Temporary Global Security) initially representing the Top up Securities and a duly executed permanent global security (the Permanent Global Security and, together with the Temporary Global Security, the Global Securities), each in or substantially in the form provided in the Trust Deed, to a common depositary or as agreed before the relevant Settlement Date for such Top up Issue a common safekeeper for Euroclear Bank S.A./N.V. and for Clearstream Banking, société anonyme to be held, in the case of the Permanent Global Security, on terms agreed between the Joint Bookrunners, the Issuer and such common depositary or common safekeeper; or

(b)

in the case of a Top up Issue denominated in US dollars to be sold in whole or in part in the United States to QIBs, a global certificate (the Unrestricted Global Certificate) and a global certificate (the Restricted Global Certificate and, together with the Unrestricted Global Certificate, the Global Certificates), duly executed and registered in the name of a nominee of a common depositary and in or substantially in the form provided in the Trust Deed, to a common depositary for Euroclear Bank S.A./N.V. and for Clearstream Banking, société anonyme, and the registration of the holdings of the Top up Securities represented by the Global Certificates in the register maintained by the registrar for the Top up Securities.

7.4

In the case of a Top up Issue denominated in euro which is not to be consolidated with a previously issued series of ECNs, not later than 3.00 p.m. (London time) (or such other time as may be agreed) on the date (the Payment Instruction Date) that is the Business Day prior to the relevant Settlement Date, the Issuer will deliver duly executed Global Securities, each in or substantially in the form provided in the Trust Deed, to a common depositary or, if agreed before the relevant Settlement Date to a common safekeeper for Euroclear Bank S.A./N.V. and for Clearstream Banking, société

anonyme, to be held on terms agreed between the Issuer and the common depositary or common safekeeper. Against delivery and effectuation of the Global Securities, the Joint Bookrunner identified to the Issuer before the relevant Settlement Date for such Top up Issue as handling “billing and delivery” will, on the Payment Instruction Date, give instructions to the common depositary or a common service provider to arrange for the payment to the Issuer on the relevant Settlement Date of the net subscription money for the Top up Issue, (representing the agreed Issue Price, less the amount of the commissions and/or expenses as separately agreed in the agreement referred to in Clause 8 or any other agreement between the parties hereto applied toward discharge of the agreed Issue Price).

7.5	In any other case, the settlement arrangements shall be those agreed prior to the relevant Settlement Date for the relevant Top up Issue.

8.	COMMISSIONS AND EXPENSES

8.1

In respect of Joint Bookrunners’ role as joint bookrunners, subject to the satisfaction of the Pre-Condition and the performance by each of them of their obligations under this Agreement, the Joint Bookrunners shall be entitled to:

(a) an aggregate underwriting fee of 1 per cent. of £7,500,000,000, to be paid to the Joint Bookrunners pro rata to their respective underwriting commitments;

(b)

an aggregate participation fee of 0.20 per cent. of the notional amount of the securities submitted and accepted by the Company in exchange for an issue of securities on terms no less advantageous to the Company than (or for exchange consideration with a value no greater than) the initially offered securities or other exchange consideration (unless otherwise agreed by the Issuer at its sole discretion) in the LME, to be paid to the Joint Bookrunners pro rata to their respective underwriting commitments;

(c)

a discretionary success fee (to be paid at the sole discretion of the Company, as to payment and allocation) of an aggregate amount for allocation amongst all Joint Bookrunners of 0.15 per cent. of the notional amount of the securities submitted and accepted by the Company in exchange for an issue of securities on terms no less advantageous to the Company than (or for exchange consideration with a value no greater than) the initially offered securities or other exchange consideration (unless otherwise agreed by the Issuer at its sole discretion) in the LME; and

(d)

on each Top up Issue and subject to the satisfaction or waiver of any conditions precedent to such issue and such issue completing in accordance with its terms, a placement fee of 0.75 per cent. of the gross proceeds raised by the Company or a member of the Group (if any) and underwritten by the Joint Bookrunners, to be paid to the Joint Bookrunners pro rata to their respective underwriting commitments.

The Company shall procure that it or an appropriate member of the Group shall make payment of the fees set out in paragraph (a) to (d) above, where and when payable. A portion of the fees set out in paragraph (a) above shall be payable on the settlement date for each LME or Top up Issue, as the case may be, such portion being is equal to 1 per cent. of the amount of the underwriting commitment of the Joint Bookrunners that is discharged as at each such settlement date (up to an aggregate of such discharged commitment of £7,500,000,000), the fees set out in paragraph (b) above shall be payable at settlement of each LME by reference to the amount of securities which settle and on which such fees are payable; the fees set out in paragraph (c) above shall be payable on the earlier of the Longstop Date and the date on which the underwriting commitment of the Joint Bookrunners is discharged in full under this Agreement; and the fees set out in paragraph (d) above shall be payable at the time of settlement of each Top up Issue.

On any termination of this Agreement under Clause 2.9 or Clause 14, no fees under this Clause 8 shall be payable save that the Joint Bookrunners shall be entitled to fees under Clause 8.1 (a), (b) and (d) to the extent that the settlement under the relevant LME or Top up Issue has taken place or to the extent that the relevant LME or Top up Issue has been launched prior to such termination and settlement takes place after such termination. This Clause 8 shall survive any termination of this Agreement under Clause 2.14 and any unpaid portion of the fee provided under Clause 8.1(a) shall be payable immediately on such termination but, for the avoidance of doubt, no fee shall be payable pursuant to Clause 8.1(d) in such circumstances.

8.2

The Guarantor shall, or shall procure that an appropriate member of the Group shall, bear and pay all out of pocket costs and expenses properly incurred in connection with the structuring, making and completion of the Top up Issues (including but not limited to filing, printing, pre-marketing, marketing and roadshow costs and expenses) and the consummation of the transactions contemplated herein including but not limited to all legal fees and expenses properly incurred by the Joint Bookrunners in connection with the performance of their obligations hereunder except that to the extent a Joint Bookrunner’s expenses constitute amounts in respect of Transfer Duties these shall be dealt with in accordance with Clause 8.8 below.

8.3

The amounts referred to in Clauses 8.1 and 8.2 shall be paid together with an additional amount in respect of any applicable VAT in accordance with Clause 8.7 (such VAT to be paid within 10 Business Days after the issue by any Joint Bookrunner of a valid VAT invoice).

8.4

All payments by the Issuer, the Guarantor or the Company (as applicable) under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by the United Kingdom or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (Taxes). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Issuer (failing whom the Guarantor), the Guarantor or the Company (as applicable) will increase the amount paid so that the amount of such payment received by the payee will equal the full amount which would have been received by the payee if no such deduction or withholding had been made.

8.5

If the Issuer, the Guarantor or the Company (as applicable) makes such an increased payment under Clause 8.4 and the payee subsequently obtains a refund of tax or credit against tax by reason of the Issuer, the Guarantor or the Company (as applicable) making such a deduction or withholding, the payee shall reimburse the Issuer, the Guarantor or the Company (as applicable) as soon as reasonably practicable with an amount such as the payee shall determine (with such determination in good faith being final and conclusive) to be such proportion of the said refund or credit as shall leave the payee after such reimbursement in no better or worse position (having regard to the time value of money) than it would have been in had no deduction or withholding been required. Nothing in this Clause 8.5 shall oblige a payee to disclose any information it reasonably considers confidential.

8.6

If any sum payable by the Issuer, the Guarantor or the Company (as applicable) under this Agreement (other than any commissions or fees payable) shall be subject to Taxes in the hands of a Joint Bookrunner, the sum payable shall be increased so as to ensure that after payment of any Taxes which would not have arisen but for that sum, the relevant Joint Bookrunner (after giving credit for any tax relief obtained by such Joint Bookrunner in respect of the losses, costs, expenses or other items giving rise to such payment) shall be left with a sum equal to the sum that it would have received in the absence of such Taxes.

8.7

Where, pursuant to this Agreement, a sum is paid or reimbursed to a Joint Bookrunner or an Indemnified Person, the relevant payor shall pay to that Joint Bookrunner or Indemnified Person in respect of VAT:

(a)

where the payment or reimbursement constitutes the consideration or part of it for any supply of services by that Joint Bookrunner to the relevant payor, such amount as equals any VAT properly payable thereon and on such irrecoverable VAT, if any, as is referred to in (b) below (which shall be payable upon receipt of a valid VAT invoice);

(b)

such amount as equals any VAT charged to that Joint Bookrunner in respect of any cost, charge or expense which gives rise to or is reflected in the payment or reimbursement and which that Joint Bookrunner certifies is not recoverable by it, or the representative member of the VAT group which it is a member of, by repayment or credit, that certificate to be conclusive save in the case of manifest error; and

(c)

on any payment or reimbursement in respect of or indemnification for costs, charges or expenses incurred by that Joint Bookrunner as agent for the Issuer, the Guarantor or the Company and except where section 47(2A) or section 47(3) of the Value Added Tax Act 1994 applies, such amounts as equals the amount included in the costs, charges or expenses in respect of VAT, provided that in such case the Joint Bookrunner will use reasonable endeavours to procure that the actual supplier of the goods or services which the Joint Bookrunner received as agent issues its own VAT invoice directly to the Issuer, the Guarantor or the Company, as applicable.

8.8

Each of the Issuer, the Guarantor and the Company agrees with the Joint Bookrunners and each of them that it will bear and pay any documentary, stamp, issue or other similar issuance or transfer duties or taxes (including any interest or penalties) (each a Transfer Duty) (if any) imposed by any government department or other tax authority in the United Kingdom, Belgium or Luxembourg on or in connection with the Top up Issues as contemplated by this Agreement, the creation, allotment, issue and delivery of the Top up Securities and the execution and delivery of this Agreement and any Trust Deed, Agency Agreement and Deed Poll relating to any Top up Issue, in all cases other than any and all duties and taxes for which subscribers for Top up Securities are liable, as set out in the terms and conditions of the Top up Securities and/or as described or set out in the Exchange Offer Memoranda, provided that (aa) (for the avoidance of doubt) it will not be liable under this Clause 8.8 for any Transfer Duties arising as a result of any transfer of, or agreement to transfer, Top up Securities by any Joint Bookrunner or any subscriber for Top up Securities); (bb) (for the avoidance of doubt) it shall not be liable under this Clause 8.8 for any Transfer Duty arising on or in connection with any conversion of Top up Securities (except as otherwise provided in the terms and conditions of the Top up Securities and/or in the Exchange Offer Memoranda); and (cc) it shall not be liable for Transfer Duty imposed in Belgium or Luxembourg except to the extent that such Transfer Duty arises solely as a result of any Top up Securities being held, traded or delivered in or through Euroclear N.V./S.A. or Clearstream, Luxembourg.

8.9

For the avoidance of doubt, the Joint Bookrunners are not acting under this Agreement as bookrunners or dealer managers for any US LME. No compensation is being paid or given under this Agreement, directly or indirectly, for soliciting exchange in any such US LME.

9.	RESTRICTIONS ON ACTIONS AND ANNOUNCEMENTS

9.1

Each of the Issuer, the Guarantor and the Company undertakes that it will not (and the Company will use all reasonable endeavours to procure that no member of the Group will) (i) in the case of paragraphs (a) and (c) below, without the Joint Global Co-ordinators’ prior written consent (such consent not to be unreasonably withheld or delayed) prior to the date 60 Dealing Days after, as appropriate, the Acceptance Date (as defined in the Rights Issue Underwriting Agreement) or the date that the Banks’ (as defined in the Rights Issue Underwriting Agreement) obligations under the Rights Issue Underwriting Agreement cease in accordance with its terms (the Consent Period), and (ii) without prior consultation with the Joint Bookrunners for the period from the final day of the Consent Period up to and including the Restriction Date (the Consultation Period); and (ii) in the case of paragraph (b) below, without the Joint Global Co-ordinators’ prior written consent (such consent not to be unreasonably withheld or delayed) prior to the Restriction Date:

(a)

enter into any commitment or agreement, or put itself in a position where it is obliged to announce that any commitment or agreement may be entered into, which is or is reasonably likely to be material in the context of the Top up Issue or the underwriting of the Top up Securities or Admission or post-Admission dealings in the Top up Securities, save in each case for any commitment or agreement referred to in or contemplated by the Press Announcement or the Rights Issue Prospectus or the Exchange Offer Memoranda; or

(b)

allot, issue (or contract to allot or issue) or grant any rights in respect of any shares or other subordinated securities or equity linked securities (including for the avoidance of doubt any ECNs) of the Company or of a Group company, except for (i) the issue by the Company of shares under the Rights Issue or other subordinated or contingent capital securities referred to in or contemplated by the Press Announcement, the Rights Issue Prospectus or the Exchange Offer Memoranda, (ii) the issue by the Company (or any Group company) of any ordinary shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this Agreement and disclosed in the Press Announcement, the Rights Issue Prospectus or the Exchange Offer Memoranda, (iii) the grant of options or rights under, and the allotment and issue of ordinary shares pursuant to options or grants granted under, the Company’s existing share schemes, in each case in accordance with normal practice, (iv) any other issue of ordinary shares pursuant to an obligation entered into prior to the date hereof and disclosed in the Rights Issue Prospectus), (v) any intra-group issues between wholly-owned subsidiaries, (vi) any issues required by relevant regulatory authorities where such requirement could not be met by the issue of ECNs pursuant to this Agreement, (vii) any issue to holders of Limited Voting Shares of: (A) Limited Voting Shares in respect of the Company’s capitalisation issue of May 2009; and (B) ordinary shares of the Company in respect of the Company’s placing and open offer of November 2008 and compensatory open offer of May 2009, or (viii) the issue by the Company or any Group company of such instruments constituting core tier 1, tier 1, lower tier 2 or upper tier 2 capital as are expressly referred to in the Press Announcement, the Rights Issue Prospectus or the Exchange Offer Memoranda or the issue by the Company of any ordinary shares upon the conversion of such securities; or

(c)

circulate, distribute, publish, issue or make (nor authorise any other person to circulate, distribute, publish, issue or make) any press or other public announcement or any advertisement, statement or public communication concerning the Issuer, the Guarantor, the Company and their respective subsidiary undertakings which is or is reasonably likely to be material in the context of the Top up Issue or the underwriting of the Top up Securities or Admission or post-Admission dealings in the Top up Securities (other than (i) an announcement, advertisement, statement or communication required by law or any regulatory body (provided that in that event (1) the Issuer, the Guarantor or the Company (as the case may be) will consult, to the extent practicable, with the Joint Bookrunners before making any such release; and (2) will obtain the prior consent of any Joint Bookrunner whose name is included in the announcement, advertisement, statement or public communication in question for such inclusion); and (ii) in respect of any public announcement, advertisement, statement or public communication in connection with any matter arising in the ordinary course of business of the Group that is not material in the context of a Top up Issue or the underwriting of Top up Securities or Admission or post-Admission dealings in the Top up Securities, but subject always to Clause 9.2).

9.2

Each of the Issuer, the Guarantor and the Company undertakes that it will not at any time during the period ending on the Restriction Date make any public announcement, advertisement, statement or communication as is referred to in Clause 9.1 or relating to any matters, events or circumstances which may be necessary to be made known to the public in order to enable the shareholders or other securityholders of the Issuer, the Guarantor or the Company (as the case may be) and the public to appraise the position of the Issuer, the Guarantor or the Company or to avoid the establishment of a false market in its securities, either individually or jointly with any other person (including, without limitation, any matter whatsoever which would require notification by the Issuer, the Guarantor or the Company to a Regulatory Information Service in accordance with the provisions of the Listing Rules), without first, where reasonably practicable (a) notifying the Joint Bookrunners as to the content, form and manner of publication of such announcement, advertisement, statement or communication, (b) making available drafts of any such announcement, advertisement, statement or communication to the Joint Bookrunners in sufficient time prior to its publication to allow the Joint Bookrunners an opportunity to consider and comment on the same, and (c) consulting with the Joint Bookrunners as to the content, form and manner of publication of such announcement, advertisement, statement or communication.

9.3

Each of the Issuer, the Guarantor and the Company shall use reasonable endeavours not to, and the Company shall use reasonable endeavours to procure that no member of the Group will (a) in the Consent Period, without the prior written consent of the Joint Global Co-ordinators (such consent not to be unreasonably withheld or delayed); and (b) in the Consultation Period, without having first consulted with the Joint Bookrunners (and taken into account any of their requests which are reasonable in the context of the Top up Issue or the Joint Bookrunners’ obligations under this Agreement), enter into any commitment, agreement or arrangement which is or is reasonably likely to be material and adverse to the condition of the Issuer, the Guarantor, the Company or the Group taken as a whole or which is materially inconsistent with, or represents a material departure from or new development in, any disclosure or expression of policy or intention or statement contained in the Rights Issue Prospectus, subject in each case to applicable law and regulation (including the Directors’ fiduciary duties) but provided that where the Issuer, the Guarantor, the Company or any Group company considers itself bound by applicable law or regulation to enter into any such commitment, agreement or arrangement, it shall not do so without having first consulted with the Joint Global Co-ordinators to the extent that it is practicable to do so.

9.4

If it shall be necessary, in the reasonable opinion of the Issuer, the Guarantor, the Company and their advisers or the Joint Bookrunners or their legal advisers, at any such time, until the Restriction Date to amend or supplement any Relevant Documents in order to comply with the requirements of the FSMA, the Listing Rules and/or the Prospectus Rules (as the case may be) and/or ensure that the Relevant Documents remain true and accurate in all respects and not misleading up to the Restriction Date, the Issuer will promptly prepare and file with the FSA (or procure the filing with the FSA of) such amendment or supplement as may be necessary to correct such statement or omission or to make such Relevant Documents comply with such requirements. Before amending or supplementing any Relevant Documents, the Issuer, the Guarantor or the Company will furnish the Joint Bookrunners with a copy of each such proposed amendment or supplement, and will not make any such proposed amendment or supplement without the prior written consent of the Joint Global Co-ordinators, provided always that, subject to the terms of Clause 3.4, (i) nothing in this paragraph shall prevent the Issuer, the Guarantor, the Company or the Directors from complying with their obligations at law or under the Prospectus Rules, the Listing Rules or the FSMA having taken into account any requests of the Joint Bookrunners acting in good faith; and (ii) this paragraph shall be without prejudice to the rights of the Joint Global Co-ordinators and the Joint Bookrunners pursuant to Clauses 2.7 and 14.

9.5

Each of the Issuer, the Guarantor and the Company undertakes to make all such announcements concerning a Top up Issue as shall be necessary to comply with the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules, the Admission and Disclosure Standards and section 118, sections 118A to 118C inclusive and section 397 of the FSMA, or which any of the Joint Bookrunners otherwise reasonably considers to be necessary or desirable (including, without limitation, for the purposes of procuring any potential subscribers for any Top up Securities in accordance with this Agreement) and any of the Joint Bookrunners shall be entitled to make any such announcement if the Issuer, the Guarantor or the Company fails (in the opinion of such Joint Bookrunner acting in good faith) promptly to fulfil their respective obligations under this Clause 9.5

9.6

For the avoidance of doubt, the restrictions on actions or announcements contained in this Clause 9 shall not operate to restrict or limit any action which the Issuer, the Guarantor, the Company or the Group takes in accordance with the terms of this Agreement, the Rights Issue Underwriting Agreement or in furtherance of the proposals described in the Press Announcement, the Rights Issue Prospectus, the Circular or the Exchange Offer Memoranda or as is required in order to give effect to the proposals described in such documents or limit any action which the Issuer, the Guarantor, the Company or the Group takes in the ordinary course of the business or banking operations of the Group, as described in the Rights Issue Prospectus, provided that, to the extent reasonably practicable, the Company shall have consulted with the Joint Bookrunners prior to any such action or announcement and given the Joint Bookrunners a reasonable period of time to consider such proposed action or announcement.

10.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

10.1

Subject to matters fairly disclosed in the European Exchange Offer Memorandum, the Company represents, warrants and undertakes to each Joint Bookrunner that each statement set out in Schedule 3 to the European Dealer Manager Agreement is true and accurate and not misleading immediately prior to the publication of the Press Announcement on the basis that defined terms used in such Schedule 3 to the European Dealer Manager Agreement will have the meanings ascribed to such terms in the European Dealer Manager Agreement save that any reference in such Schedule 3 or such definitions to “this Agreement” shall be construed as a reference to this Agreement

10.2

Subject to matters fairly disclosed in the European Exchange Offer Memorandum, each of the Issuer (in respect of itself), the Guarantor (in respect of itself and the Issuer) and the Company (in respect of itself) represents, warrants and undertakes to each Joint Bookrunner that each statement set out in clause 6.3 to the European Dealer Manager Agreement is true and accurate and not misleading immediately prior to the publication of the Press Announcement on the basis that (i) defined terms used in such clause 6.3 will have the meanings ascribed to such terms in the European Dealer Manager Agreement save that any reference in clause 6.3 or such definitions to “this Agreement” shall be construed as a reference to this Agreement; and (ii) references to LBG Capital No. 1 and the LBG Capital No. 1 ECNs shall be deemed removed for the purposes of this Clause 10.

10.3	The Company represents, warrants and undertakes to each Joint Bookrunner that:

(a)

(in the case of a Listed Top up Issue) each statement set out in Schedule 4 is true and accurate and not misleading in relation to any Top up Securities, on the date of publication of any Prospectus and shall be repeated on the date of publication of any Supplementary Prospectus, at Admission, at any Time of Sale and at the relevant Settlement Date, and

	(b)	(in the case of an Unlisted Top up Issue) each statement set out in Schedule 4 is true and accurate and not misleading in relation to any Top up Securities:

(i)

on the Disclosure Package Publication Date and shall be repeated at the date of publication of any supplement to the Disclosure Package, at any Time of Sale and at the relevant Settlement Date provided that for the purposes of this Clause 10.3(b)(i): (x) the statements set out in each of paragraphs 2.4, 2.5, 4, 5.5 and 20.3 shall be disregarded; (y) references to the “Prospectus” in Schedule 4 shall be deemed to be references to the “Disclosure Package”; and (z) references to information having been “incorporated by reference into” in Schedule 4 shall be deemed to be references to information having been “provided as part of”; and

		(ii)	on the Prospectus Publication Date and shall be repeated at Admission,

in each case by reference to the facts and circumstances then existing (subject to any such matters and facts fairly disclosed in any Supplementary Prospectus (in the case of a Listed Top up Issue) or supplement to the Disclosure Package (in the case of an Unlisted Top up Issue) published prior to the relevant date) on the basis that references to the “Top up Issue” and the “Top up Securities” in Schedule 4 shall be to the relevant Top up Issue and Top up Securities.

10.4	Each of the Issuer (in respect of itself) and the Guarantor (in respect of the Issuer and the Guarantor) represents, warrants and undertakes to each Joint Bookrunner that:

(a)

(in the case of a Listed Top up Issue) each statement set out in Schedule 5 is true and accurate and not misleading in relation to any Top up Securities, on the date of publication of any Prospectus and shall be repeated on the date of publication of any Supplementary Prospectus, at Admission, at any Time of Sale and at the relevant Settlement Date; and

	(b)	(in the case of an Unlisted Top up Issue) each statement set out in Schedule 5 is true and accurate and not misleading in relation to any Top up Securities:

(i)

on the Disclosure Package Publication Date and shall be repeated at the date of publication of any supplement to the Disclosure Package, at any Time of Sale and at the relevant Settlement Date provided that for the purposes of this Clause 10.4(b)(i): (y) the statements set out in paragraph 2 shall be disregarded; and (z) references to the “Prospectus” in Schedule 4 shall be deemed to be references to the “Disclosure Package”; and

		(ii)	on the Prospectus Publication Date and shall be repeated at Admission,

in each case by reference to the facts and circumstances then existing (subject to any such matters and facts fairly disclosed in any Supplementary Prospectus (in the case of a Listed Top up Issue) or supplement to the Disclosure Package (in the case of an Unlisted Top up Issue) published prior to the relevant date) on the basis that references to the “Top up Issue” and the “Top up Securities” in Schedule 5 shall be to the relevant Top up Issue and Top up Securities.

10.5

Each of the Issuer, the Guarantor and the Company acknowledges that each of the Joint Bookrunners is entering into this Agreement in reliance on such representations, warranties and undertakings. Each representation, warranty and undertaking shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other representation, warranty and undertaking or any other term of this Agreement. Warranties shall be deemed to be given under this Clause 10 in relation to the relevant document, announcement or event on the basis that any reference in any such Warranty to something being done or something being the case in relation to such document, announcement or event which is expressed in the future tense shall be regarded, to the extent the context requires, as being expressed in the present tense.

10.6

Each of the Issuer, the Guarantor or the Company shall use reasonable endeavours not to cause or permit and to procure that no other member of the Group nor any of its or their respective directors, officers, employees or agents shall cause or permit, without the prior consent of the Joint Global Co-ordinators, such consent not to be unreasonably withheld or delayed, any event to occur or omit to do anything in each period between any Prospectus Publication Date (in the case of a Listed Top up Issue) or the Disclosure Package Publication Date (in the case of an Unlisted Top up Issue) and the relevant Admission Date or (if earlier) the date on which the Joint Bookrunners’ obligations under this Agreement cease in accordance with Clauses 2.7 and/or Clause 14.1, as relevant, and shall consult with the Joint Global Co-ordinators from the relevant Admission Date up to and including the date which falls 60 days after the relevant Admission Date before taking any actions (a) which would make any statement in Schedule 4 or Schedule 5 untrue, inaccurate or misleading if, in such case, such statement were repeated at such date by reference to the facts and circumstances then existing, or (b) which would result in a breach by the Issuer, the Guarantor or the Company of any of their respective obligations or undertakings under this Agreement, which in any such case would be material in the context of the relevant Top up Issue.

10.7

In relation to any Top up Issue each of the Issuer, the Guarantor and the Company shall promptly notify the Joint Bookrunners (giving reasonable details) if it comes to the knowledge of the Issuer, the Guarantor, the Company or any Director that (and the Issuer, the Guarantor and the Company undertakes to make all reasonable enquiries to ascertain whether (a) any of the Warranties was (or the Issuer, the Guarantor, the Company or the relevant Director reasonably believes it may have been) breached or untrue, inaccurate or misleading in any respect when given, or (b) any of the Warranties referred to in Clauses 10.3 and Clause 10.4 hereof has ceased (or the Issuer, the Guarantor, the Company or the relevant Director reasonably believes it may have ceased) to be true and accurate or has become (or the Issuer, the Guarantor, the Company or the relevant Director reasonably believes it may have become) misleading in any respect, or if it becomes aware of any circumstance which would or is reasonably likely to cause any of the Warranties referred to in Clauses 10.3 and Clause 10.4 hereof to be breached or become untrue, inaccurate or misleading in any respect if repeated by reference to the facts and circumstances existing at any time during the period between the date of this Agreement and the date which is 60 days after Admission or, if earlier, the date on which the Joint Bookrunners’ obligations under the Agreement cease in accordance with this Agreement, or if the Issuer, the Guarantor or the Company is in breach of any of their respective obligations under this Agreement, which, in any such case, would be material in the context of the relevant Top up Issue.

10.8

Subject always to Clause 15.10, each of the Issuer, the Guarantor and the Company agrees that the Joint Bookrunners shall be entitled to the same remedies and rights of action against the Issuer, the Guarantor and the Company, and to the same extent, as any person who subscribes for any Top up Securities on the basis of a Disclosure Package or Prospectus.

10.9

References in this Agreement to a representation, warranty or undertaking being (or not being) true and accurate or not being (or being) misleading “in any material respect” or “in all material respects” (or similar expressions) shall mean material in the context of a Top up Issue and/or the underwriting of any Top up Securities and/or Admission and/or post-Admission dealings in any Top up Securities. In that connection and otherwise in this Agreement (including, without limitation, the statements set out in Schedule 4 and Schedule 5) in relation to references to a matter which would or might be “material in the context of the Top up Issue or the underwriting of the Top up Securities or Admission or post-Admission dealings in the Top up Securities” (or similar expressions) a matter shall, without limitation, be deemed to be so material if (i) it would have been material for disclosure to potential subscribers of such Top up Securities had such matter existed when such subscribers for such Top up Securities were sought for such Top up Securities and/or (ii) it would be reasonably likely to have a Material Adverse Effect.

10.10

The representations, warranties and undertakings referred to in this Clause 10 shall remain in full force and effect notwithstanding completion of all matters and arrangements referred to in, or contemplated by, this Agreement.

10.11

Where any of the representations, warranties and undertakings are qualified by reference to awareness and/or knowledge and/or information and/or belief, that reference shall be deemed to include a statement to the effect that it has been given after making due and careful enquiries within the Group.

11.	EXCLUSIONS OF LIABILITY

11.1

Without prejudice to Clause 11.2, no claim shall be made by the Issuer, the Guarantor, the Company or any of their respective subsidiary undertakings, affiliates or associates, or any of the directors, officers or employees of any of them in any jurisdiction against any Indemnified Person to recover any Loss or Claim suffered or incurred by any person and which arises out of the carrying out by any Indemnified Person of obligations or services in connection with this Agreement or any other agreements relating to any Top up Issue, or in connection with any Top up Issue itself except (otherwise than in connection with the matters referred to in Clauses 12.1(a), (b), (c) and (d) and otherwise than as a result of a payment made or an obligation or liability to make payment arising under Clause 12.1) to the extent only that the Loss or Claim is determined by a court of competent jurisdiction to have resulted from the fraud, gross negligence or wilful default of the relevant Indemnified Person.

11.2

Each of the Issuer, the Guarantor and the Company agrees that no Indemnified Person is acting as a financial adviser or fiduciary to the Issuer, the Guarantor, the Company or any other person in providing the services contemplated in this Agreement (including, without limitation, in respect of the timing, terms, structure or price of the Top up Issue), irrespective of whether any such Indemnified Person has provided input to the Issuer, the Guarantor or the Company with respect thereto. Subject to the Joint Bookrunners’ obligations under Clause 2.4, no claim shall be made under this Agreement by the Issuer, the Guarantor, the Company or any of their respective subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them against any Indemnified Person in respect of the timing, terms or structure of the Top up Issue, including the setting of an Issue Price for any Top up Issue at a level that is too high or too low. Nothing in this Clause shall exclude or restrict any duty or liability of any Indemnified Person which it has under the FSMA or arrangements for regulating any such Indemnified Person thereunder to any extent prohibited by those arrangements. It is acknowledged by all parties that:

(a)

subject to compliance by the relevant Indemnified Persons with the rules of the FSA, the Indemnified Persons may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer, the Guarantor, the Company or any other person;

(b)

no Indemnified Person has advised the Issuer, the Guarantor, the Company or any other person as to any general financial or strategic advice or any legal, tax, investment, accounting or regulatory matters in any jurisdiction; and

(c)

the Issuer, the Guarantor, the Company and any other person have consulted its own legal, tax, investment, accounting or regulatory advisers to the extent they deem appropriate, and no Indemnified Person shall have any responsibility to the Issuer, the Guarantor, the Company or any other person with respect thereto.

11.3

Without prejudice to any rights or claims which the Issuer, the Guarantor, the Company or any of their respective subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them may have or assert against any of the Joint Bookrunners in connection with this Agreement, any Top up Issue, or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement, no claim will be brought by the Issuer, the Guarantor or the Company or by any of their respective subsidiary undertakings, affiliates or associates or any of the directors, officers, partners or employees of any of them against any director or any other officer and/or partner and/or employee of any Indemnified Person in respect of any conduct, action or omission by the individual concerned in connection with this Agreement or any Top up Issue, or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement.

12.	INDEMNITIES

12.1

Each of the Issuer, the Guarantor and the Company jointly and severally agrees to fully and effectively indemnify and hold harmless each Indemnified Person (and whether or not the relevant Loss or Claim is suffered or incurred or arises in respect of circumstances or events existing or occurring before, on or after the date of this Agreement and regardless of the jurisdiction in which such Loss or Claim is suffered or incurred) from and against any and all Losses or Claims, whatsoever, as incurred, if such Losses or Claims, arise, directly or indirectly, out of, or are attributable to, or connected with, anything done or omitted to be done by any person (including by the relevant Indemnified Person) in connection with any Top up Issue, Admission or the arrangements contemplated by the Relevant Documents, or any of them (or any amendment or supplement to any of them), or this Agreement or any other agreement relating to any Top up Issue, to which the Issuer, the Guarantor or the Company is a party including but not limited to:

(a)

any and all Losses or Claims whatsoever, as incurred, arising out of the Relevant Documents, or any of them (or any amendment or supplement to any of them) not containing or fairly presenting, or being alleged not to contain or not to fairly present, all information required to be contained therein, or arising out of any untrue or inaccurate statement or alleged untrue or inaccurate statement of a material fact contained in the Relevant Documents, or any of them (or any amendment or supplement to any of them), or the omission or alleged omission therefrom of a fact necessary in order to make the statements therein not misleading in any material respect, or any statement therein being or being alleged to be in any respect not based on reasonable grounds, in the light of the circumstances in which they were made; and/or

(b)

any and all Losses or Claims whatsoever, as incurred, arising out of any breach or alleged breach by the Issuer, the Guarantor or the, Company of any of their respective obligations under this Agreement, including any of the Warranties, covenants and undertakings set out in this Agreement or out of the arrangements contemplated by the Relevant Documents, or any of them (or any amendment or supplement to any of them) or this Agreement or any other agreement relating to any Top up Issue to which the Issuer, the Guarantor or the Company is a party; and/or

(c)

any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of the issue, publication or distribution of the Relevant Documents, or any of them (or any amendment or supplement to any of them) and/or any other documents or materials relating to the application for Admission; and/or

(d)

any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of any failure or alleged failure by the Issuer, the Guarantor, the Company or any of the Directors or any of their or his agents, employees or advisers to comply with the Companies Act, the FSMA, the Listing Rules, the Prospectus Rules, the Disclosure Rules and

Transparency Rules, the rules and regulations of the London Stock Exchange and the Admission and Disclosure Standards, or any other requirement or statute or regulation in any jurisdiction in relation to the application for Admission, any Top up Issue, or the arrangements contemplated by the Relevant Documents, or any of them (or any amendment or supplement to any of them), or this Agreement or any other agreement relating to any Top up Issue to which the Issuer, the Guarantor or the Company is a party; and/or

(e)

any and all Losses or Claims whatsoever, as incurred or suffered by such Indemnified Person as a person who has communicated or approved the contents of any financial promotion (other than the Relevant Documents, or any of them, or any amendment or supplement to any of them) made in connection with any Top up Issue or the application for Admission for the purpose of section 21 of the FSMA,

PROVIDED THAT, the indemnity contained in this Clause 12.1 shall not apply to any Losses or Claims (i) (otherwise than in connection with the matters referred to in Clauses 12.1(a), (b), (c) and (d)) to the extent determined by a court of competent jurisdiction to have arisen as a result of the fraud, gross negligence or wilful default of that Indemnified Person, (ii) if and to the extent arising out of a decline in market value of the relevant Top up Securities suffered or incurred by any Indemnified Person as a result of it having been required to subscribe for Top up Securities pursuant to Clause 2 save to the extent such decline is caused by or results from or is attributable to or would not have arisen but for (in each case directly or indirectly) (aa) the neglect or default of the Issuer, the Guarantor or the Company in relation to the content, publication, issue or distribution of the Relevant Documents or any breach by the Issuer, the Guarantor or the Company of any of their respective obligations under this Agreement, including any of the Warranties, undertakings or covenants, or (bb) any of the matters referred to in Clause 12.1(a), or (iii) to the extent they include any tax liability of an Indemnified Person in respect of its actual net income, profits or gains, recoverable VAT or any Transfer Duty of the type which is not recoverable under Clause 8. This Clause 12.1 shall not apply to any Loss or Claim in respect of tax which is recoverable pursuant to Clause 8.

12.2

Each Joint Bookrunner shall and shall use reasonable endeavours to procure that its Indemnified Persons shall (i) give notice as promptly as reasonably practicable to the Issuer, the Guarantor and the Company of any action commenced against it after receipt of a written notice of any Claim or the commencement of any action, claim, suit, investigation or proceeding in respect of which a Claim for indemnification may be sought under this Clause 12, and (ii) as promptly as reasonably practicable notify the Issuer, the Guarantor and the Company after any such action is formally commenced (by way of service with a summons or other legal process giving information as to the nature and basis of the claim) and shall keep the Issuer, the Guarantor and the Company informed of, and, to the extent reasonably practicable, consult with the Issuer, the Guarantor and the Company in relation to, all material developments in respect thereof, but in each case, only insofar as may be consistent with the terms of any relevant insurance policy and provided (in each case) that to do so would not, in such Indemnified Person’s view (acting in good faith), be prejudicial to it (or to any Indemnified Person connected to it) or to any obligation of confidentiality or other legal or regulatory obligation which that Indemnified Person owes to any third party or to any regulatory request that has been made of it. However, the failure to so notify the Issuer, the Guarantor or the Company and keep the Issuer, the Guarantor or the Company informed shall not relieve the Issuer, the Guarantor or the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve the Issuer, the Guarantor or the Company from any liability which it may have otherwise than on account of the indemnity set out in this Clause 12, provided that non-disclosure by reason of a legal or regulatory restriction shall not constitute a failure to notify by an Indemnified Person.

12.3	Legal advisers for Indemnified Persons shall be selected by the relevant Joint Bookrunner(s) connected with such Indemnified Persons. Each of the Issuer, the Guarantor and/or the Company

may participate at its own expense in the defence of any action commenced against the Issuer, the Guarantor or the Company provided however that legal advisers for the Issuer, the Guarantor or the Company shall not (except with the consent of the relevant Indemnified Person) also be legal advisers for the Indemnified Person.

12.4

In no event shall the Issuer, the Guarantor or the Company be liable for fees and expenses of more than one legal adviser (in addition to any local legal advisers) separate from its own legal advisers for all Indemnified Persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

12.5

Each of the Issuer, the Guarantor and the Company agrees that if it becomes aware of any Claim relevant for the purposes of this Clause 12 or any matters which may give rise to a Claim, it shall (i) promptly notify the Joint Bookrunners thereof and (ii) subject to, and to the extent of, any duties of confidentiality and any requirements of the Issuer’s, the Guarantor’s or the Company’s insurers or any legal or regulatory obligations which the Group owes to any third party or any regulatory request that has been made of it, promptly provide the Joint Bookrunners with such information and copies of such documents relating to the claim as the Joint Bookrunners may reasonably request.

12.6

None of the Issuer, the Guarantor or the Company shall, without the prior written consent of the relevant Indemnified Persons (acting in good faith), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Clause 12 or Clause 13 (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent:

	(a)	includes an unconditional release of each Indemnified Person from all liability arising out of such litigation, investigation, proceeding or claim; and

	(b)	does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

12.7

Each of the Issuer, the Guarantor and the Company will promptly notify each of the Joint Bookrunners of any limitation (whenever arising) on the extent to which the Issuer, the Guarantor, the Company and/or any of their respective subsidiary undertakings, affiliates, or associates may claim against any third party or parties and/or of any waiver or release of any right of the Issuer, the Guarantor or the Company to so claim (each a Limitation) in respect of anything which may arise, directly or indirectly, out of or is based upon or is in connection with any Top up Issue, Admission or the subject matter of the obligations or services to be performed under this Agreement, or in connection with any Top up Issue, by any of the Joint Bookrunners or on its or their behalf. Where any damage or loss is suffered by the Issuer, the Guarantor or the Company for which any Indemnified Person would otherwise be jointly and severally liable with any third party or third parties to the Issuer, the Guarantor or the Company, or any of their respective relevant subsidiary undertakings, affiliates, or associates, the extent to which such damage or loss will be recoverable from the Indemnified Person shall be limited so as to be in proportion to the contribution of the Indemnified Person to the overall fault for such damage or loss, as agreed between the parties, or, in the absence of agreement, as determined by a court of competent jurisdiction, but in any event, the Indemnified Person shall have no greater liability than if the Limitation did not apply.

12.8

The degree to which any Indemnified Person shall be entitled to rely on the work of any adviser to the Issuer, the Guarantor, the Company or any other third party will be unaffected by any Limitation which the Issuer, the Guarantor or the Company may have agreed with any third party.

12.9	The provisions of this Clause 12 will remain in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement.

13.	CONTRIBUTION

13.1

If the indemnification provided for in Clause 12 is for any reason (including because such indemnification would be contrary to public policy), unavailable to or insufficient to hold harmless an Indemnified Person in respect of any Losses, liabilities, Claims, damages or expenses referred to therein, then the Issuer, the Guarantor and the Company, in lieu of indemnifying such Indemnified Person hereunder, shall jointly and severally contribute to the aggregate amount of such Losses, liabilities, Claims, damages or expenses incurred by such Indemnified Person, as incurred:

(a)

in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Guarantor and the Company on the one hand and the Joint Bookrunners on the other hand from any Top up Issue and offering of Top up Securities pursuant to this Agreement; or

(b)

if the allocation provided by Clause 13.1(a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Clause 13.1(a) above but also the relative fault of the Issuer, the Guarantor and the Company on the one hand and of the Joint Bookrunners on the other hand in connection with the acts or statements or omissions which resulted in such Losses, liabilities, Claims, damages or expenses, as well as any other relevant equitable considerations.

13.2

The relative benefits received by the Issuer, the Guarantor and the Company on the one hand and the Joint Bookrunners on the other hand in connection with any Top up Issue and the offering of such Top up Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Top up Securities pursuant to this Agreement (before deducting commissions or expenses) received by the Issuer and the total fees and commissions received by the Joint Bookrunners bear to the total gross proceeds from the offering of such Top up Securities.

13.3

The relative fault of the Issuer, the Guarantor and the Company on the one hand and the Joint Bookrunners on the other hand will be determined by reference to, among other things, whether any such act or alleged act or untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Guarantor or the Company or by the Joint Bookrunners and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such act, statement or omission.

13.4

Each of the Issuer, the Guarantor, the Company and the Joint Bookrunners agree that it would not be just and equitable if contribution pursuant to this Clause 13 were determined by pro rata allocation (even if the Joint Bookrunners were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Clause 13. The aggregate amount of Losses, liabilities, Claims, damages and expenses incurred by an Indemnified Person and referred to above in this Clause 13 will be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or alleged act or untrue or inaccurate or alleged untrue or inaccurate statement or omission or alleged omission.

13.5

Notwithstanding the provisions of this Clause 13, none of the Joint Bookrunners will be required to contribute any amount in excess of the underwriting commission received by it (and which it is not liable to pay to any other Joint Bookrunner or intermediary under this Agreement or otherwise) in relation to any Top up Securities underwritten or subscribe for (by direct issue) by such Joint Bookrunner pursuant to this Agreement.

13.6

No person guilty of negligence, wilful default, fraud or fraudulent misrepresentation (whether within the meaning of Section 11(f) of the Securities Act or otherwise) will be entitled to contribution from any person who was not guilty of such negligence, wilful default, fraud or fraudulent misrepresentation.

13.7

For the purposes of this Clause 13, each Indemnified Person shall have the same rights to contribution as the Joint Bookrunners’ respective obligations to contribute pursuant to this Clause 13 are several (and are not joint or joint and several), in proportion to their respective Proportionate Shares.

13.8

Notwithstanding the provisions of this Clause 13, no Indemnified Person will be entitled to recover from the Issuer, the Guarantor or the Company by way of contribution under Clause 13 any amount in excess of the amount that the Issuer, the Guarantor or the Company (as applicable) would have been liable to pay such Indemnified Person had the indemnification provided for in Clause 12 been available to the extent provided in that Clause in respect of the relevant Loss or Claim.

14.	TERMINATION

14.1	Subject to Clause 14.2, 14.3, 14.4 and 14.5, if:

(a)

immediately prior to the publication of the Press Announcement, the Warranties on the part of the Issuer, the Guarantor or the Company contained in or given pursuant to Clause 10.1 and 10.2 are not true and accurate in all respects or are misleading in any respect which, in any such case, the Joint Global Co-ordinators consider, in their sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of the Top up Issues or the underwriting of the Top up Securities or Admission or post-Admission dealings in the Top up Securities;

(b)

following the publication of the Press Announcement, the Warranties on the part of the Issuer, the Guarantor or the Company contained in or given pursuant to Clause 10.3 and 10.4 are not on the respective dates on which they are given true and accurate in all respects or are misleading in any respect which, in any such case, the Joint Global Co-ordinators consider, in their sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of the Top up Issues or the underwriting of the Top up Securities or Admission or post-Admission dealings in the Top up Securities; or

(c)

the Issuer, the Guarantor or the Company does not comply with those respective conditions, undertakings or covenants under this Agreement which fall to be performed on or after the publication of the Press Announcement which, in any such case, the Joint Global Coordinators consider, in their sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of the Top up Issues or the underwriting of the Top up Securities or Admission or post-Admission dealings in the Top up Securities, the Joint Global Co-ordinators (acting together on behalf of the Joint Bookrunners) may, in their absolute discretion (after consultation with the Company to the extent reasonably practicable; provided that a failure to do so will not invalidate any notice given under this Clause 14), by notice in writing given to the Company, terminate this Agreement in its entirety and, in the event of such termination, this Agreement shall cease to have any further effect in each case except to the extent specified in Clause 14.2. For the avoidance of doubt, the rights of the Joint Global Co-ordinators (acting jointly) under this Clause 14.1:

(i)

may be exercised by the Joint Global Co-ordinators, acting jointly only on behalf of the Joint Bookrunners, for whatever reason or on whatever basis that they reasonably consider to be practicable, appropriate or advisable to them; and

(ii)

are conferred on the Joint Global Co-ordinators, acting jointly only, and may be exercised by the Joint Global Co-ordinators, acting jointly only, on behalf of the Joint Bookrunners, in their capacities as such, and not in any representative or fiduciary capacity.

14.2	The termination of this Agreement pursuant to Clause 14.1 (save to the extent specified in this Clause 14.2) shall be without prejudice to:

	(a)	any claim in respect of a breach of this Agreement prior to the termination;

	(b)	any obligation of the Issuer, the Guarantor or the Company in respect of Top up Securities which have already been issued, subscribed for and paid for, at the time of such termination; and

	(c)	the provisions of Clauses 1, 8, 9, 10, 11, 12, 13, this 14.2 and Clauses 16 to 25 (inclusive), which will continue to apply.

14.3	Notwithstanding any other provision of this Agreement:

	(a)	a MAC Event or a Material Adverse Effect occurring subsequent to the publication of the Press Announcement (or any direct or indirect result thereof); or

	(b)	a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement (or any direct or indirect result thereof),

shall not entitle any of the Joint Bookrunners, at any time, to terminate any or all of their obligations under this Agreement pursuant to Clauses 14.1(b) or (c) (other than in the case of a breach of Clause 14.1(b) due to a breach of Warranties made by the Issuer, the Guarantor or the Company on the date of publication of any Prospectus, Disclosure Package, Supplementary Prospectus or supplement to any Disclosure Package provided that any such breach of Warranty specifically relates to the content of such document not being true and accurate in all respects or being misleading in any respect as at the date of publication of such document), unless such matter, event or circumstance arose, directly or indirectly, as a result of a MAC Event or a Material Adverse Effect that occurred as a direct or indirect consequence of a Specified Circumstance.

14.4	To the extent that any right to terminate this Agreement pursuant to Clause 14.1 would have otherwise arisen, directly or indirectly, as a result of:

	(a)	the occurrence of a MAC Event and/or a Material Adverse Effect having occurred subsequent to the publication of the Press Announcement; and/or

	(b)	a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement; and/or then such right to terminate this Agreement pursuant to Clauses 14.1(b) or (c) (other than in the case of a breach of Clause 14.1(b) due to a breach of Warranties made by the Issuer, the Guarantor or the Company on the date of publication of any Prospectus, Disclosure Package, Supplementary Prospectus or supplement to any Disclosure Package provided that any such breach of Warranty specifically relates to the content of such document not being true and accurate in all respects or being misleading in any respect as at the date of publication of such document), (but for no other purpose and without prejudice to any other rights that the Joint Bookrunners may have under this Agreement) shall, unless, in any of the cases referred to in Clause 14.4(a) or (b) such matter, event or circumstance arose, directly or indirectly, as a result of a MAC Event or a Material Adverse Effect that occurred as a direct or indirect consequence of a Specified Circumstance, be deemed not to have arisen for the purposes of this Agreement.

14.5

The Joint Bookrunners, the Issuer, the Guarantor and the Company shall have no right to terminate this Agreement except as provided in this Clause 14 and any right of recission is hereby expressly waived and excluded by the Joint Bookrunners.

15.	MISCELLANEOUS

15.1

For the avoidance of doubt, each of the Issuer, the Guarantor and the Company acknowledges and agrees that it is responsible for any due diligence carried out in relation to any Top up Issue and that neither the Joint Bookrunners nor any of their advisers shall be responsible to the Issuer, the Guarantor or the Company or any Director for any due diligence in relation thereto or for verifying the accuracy or fairness of any information published by or on behalf of the Issuer, the Guarantor or the Company in connection with any Top up Issue unless it or they have agreed in writing to take specific responsibility for such due diligence or verification.

15.2

Each of the Issuer, the Guarantor and the Company agrees that for the purpose of any Top up Issue and of obtaining Admission, none of the Joint Bookrunners shall be responsible for the provision of or obtaining advice as to the requirements of any applicable laws or regulations of any jurisdictions nor shall any such person be responsible where it or the Issuer, the Guarantor or the Company has acted in the absence of such advice or in reliance on any advice obtained by the Issuer, the Guarantor or the Company in respect thereof.

15.3

Each of the Issuer, the Guarantor and the Company acknowledges that the representations, warranties, undertakings and indemnities contained in this Agreement are given to the Joint Bookrunners in connection with each Top up Issue in their capacities as Joint Bookrunners.

15.4	Notwithstanding that each of the Joint Bookrunners may act as the Issuer’s, the Guarantor’s or the Company’s agent in connection with any Top up Issue, each of such persons and its agents may:

(a)

receive and keep for its own benefit any commissions, fees, brokerage or other benefits paid to or received by it in connection with such Top up Issue, and shall not be liable to account to the Issuer, the Guarantor or the Company for any such commissions, fees, brokerage or other benefits; and

(b) keep or deal in any Top up Securities for which it may subscribe for its own use and benefit.

15.5

For the avoidance of doubt, the obligations of each of the Joint Bookrunners under this Agreement are several, not joint or joint and several. Each of the Joint Bookrunners shall (except as otherwise agreed among them) have the right to protect and enforce its rights under this Agreement by whatever lawful means it deems fit, including, without limitation, commencing any legal proceeding, without joining any of the others in any proceedings.

15.6

Each of the Issuer, the Guarantor and the Company acknowledges and agrees that (i) each of the Joint Bookrunners are acting solely pursuant to a contractual relationship with the Issuer, the Guarantor and the Company on an arm’s length basis with respect to any Top up Issue (including in connection with determining the terms of the Top up Issue) and not, in relation to the Top up Issue, as a financial adviser or a fiduciary to the Issuer, the Guarantor, the Company or any other person, and (ii) none of the Joint Bookrunners owes any duties or obligations to the Issuer, the Guarantor or the Company of any nature whatsoever, save as expressly set out in this Agreement, provided however in each case that this shall not exclude or restrict any duty or liability that any of them have under FSMA or arrangements for regulating any of them thereunder to any extent prohibited thereby.

15.7

Each of the Issuer, the Guarantor and the Company understands (i) that Bank of America Corporation (BAC) is the parent company of Merrill Lynch & Co., Inc, of which Merrill Lynch International is a wholly-owned subsidiary and that BAC and its subsidiaries and affiliates are a financial services group, and (ii) that each of the other Joint Bookrunners is part of its own financial services group (for the purposes of this Clause 15.7, each referred to as a group). Each of the Joint Bookrunners and BAC is a full service securities firm and commercial bank engaged in activities and businesses, including among others, securities, commodities and derivatives trading, foreign exchange and other brokerage activities, research publication, and principal investing, as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of corporations, governments and individuals from which conflicting interests or duties, or a perception thereof, may arise. Accordingly, in no circumstance shall any Joint Global Co-ordinator or Joint Bookrunner or any other member of their respective groups have any liability by reason of members of the group conducting such other businesses or activities, acting in their own interests or in the interests of other clients in respect of matters affecting the Issuer, the Guarantor, the Company, their respective affiliates or any other company, including where in so acting members of the group act in a manner which is adverse to the interests of the Issuer, the Guarantor, the Company or their respective affiliates. In addition, as a result of duties of confidentiality, each of the Joint Bookrunners and the other members of their respective groups may be prohibited from disclosing information to the Issuer, the Guarantor or the Company or such disclosure may be inappropriate and the Issuer, the Guarantor and the Company agrees that no member of the respective groups will be under a duty to use or to disclose any non-public information acquired from, or during the course of carrying on business for, any other person. Each of the Issuer, the Guarantor and the Company expressly acknowledges and agrees that, in the ordinary course of business, each of the Joint Bookrunners and other parts of their respective groups at any time (i) may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Issuer, the Guarantor, the Company or any other company that may be involved in any proposed transaction, and (ii) may provide or arrange financing and other financial services to other companies that may be involved in any proposed transaction or a competing transaction, in each case whose interests may conflict with those of the Issuer, the Guarantor or the Company.

15.8

None of the Joint Bookrunners shall be restricted pursuant to any term of this Agreement in carrying out transactions for the account of their customers, in customer facilitation transactions or in buying and selling securities of the Issuer, the Guarantor or the Company or derivatives related to the Issuer’s, the Guarantor’s or the Company’s securities for the Joint Bookrunner’s own account, provided that those transactions are carried out in the ordinary course of their businesses.

15.9	No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Joint Bookrunners, the Issuer, the Guarantor and the Company.

15.10

Notwithstanding any other provision of this Agreement but save as provided below, each of the Joint Bookrunners acknowledges, agrees and accepts (for itself and for and on behalf of each Indemnified Person with whom such Joint Bookrunners is connected) that (a) none of the Issuer, the Guarantor or the Company shall have any liability of any kind, whether in contract, tort or otherwise or for misrepresentation in respect of any Loss, and (b) none of the Joint Bookrunners shall have a claim for breach of Warranty in respect of any Loss, in either case suffered by any Joint Bookrunner which has subscribed for Top up Securities pursuant to Clause 7 as a result of any decline in the market value of any such Top up Securities which was caused by or resulted from or is attributable to or would not have arisen but for (in each case, directly or indirectly):

	(a)	a MAC Event and/or a Material Adverse Effect having occurred subsequent to the publication of the Press Announcement; and/or

(b) a Commission Decision having been publicly announced or publicly communicated subsequent to the Press Announcement,

(other than in the case of a Loss which arises as a result of the content of the Prospectus, Disclosure Package, Supplementary Prospectus or supplement to any Disclosure Package not being true and accurate in all respects or being misleading in any respect as at the date of publication of such document) provided that the Issuer, the Guarantor and the Company (as applicable) shall be liable if and to the extent that (i) any such decline is caused by or results from or is attributable to or would not have arisen but for (in each case directly or indirectly) a MAC Event or a Material Adverse Effect having occurred as a direct or indirect consequence of a Specified Circumstance, or (ii) such Loss arises, directly or indirectly, out of a Loss or Claim of a person who is not acting in the capacity of a Joint Bookrunner (and for the purposes of this sub paragraph (ii) only, “Joint Bookrunner” includes any Indemnified Person to that extent that it acquires any Top up Securities from a Joint Bookrunner with whom it is connected solely for the purposes of enabling such Joint Bookrunner to satisfy its obligations under Clause 7 but solely in relation to any Loss or Claim that such Indemnified Person may have arising out of, directly or indirectly, the acquisition of those Top up Securities from that Joint Bookrunner).

16.11

The parties to this Agreement acknowledge and agree that: (i) no Relevant Person accepts any responsibility for the contents of, or makes any representation or warranty (express or implied) as to the accuracy, completeness or fairness of any information in, the Rights Issue Prospectus, the Circular, either of the Exchange Offer Memoranda, the Disclosure Package, the Final Terms, the Presentation Materials, any Previous Announcement or any Relevant Document (or any supplement or amendment to any of them); and (ii) no Relevant Person has authorised or will authorise the contents of any of the foregoing.

16.	TIME OF THE ESSENCE

Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the Issuer, the Guarantor, the Company and the Joint Bookrunners but as regards any time, date or period originally fixed, or any time, date or period so extended, time shall be of the essence.

17.	WAIVER

17.1	Any right or remedy of the Issuer, the Guarantor, the Company and the Joint Bookrunners under this Agreement shall only be waived or varied by an express waiver or variation in writing.

17.2

No failure or delay by the Issuer, the Guarantor, the Company or the Joint Bookrunners in exercising any right or remedy under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of the right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy. The rights, powers and remedies of the Issuer, the Guarantor, the Company and the Joint Bookrunners provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

18.	THIRD PARTY RIGHTS

18.1

Each Indemnified Person shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against the Issuer, the Guarantor or the Company under Clause 12 and Clause 13 provided that each Joint Bookrunner (without obligation) will have the sole conduct of any action to enforce such rights on behalf of that Joint Bookrunner’s Indemnified Persons.

18.2	For so long as any Top up Issues are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer, the Guarantor and the Company will, during any period in which it is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any holder or beneficial owner of such Top up Issue or to any prospective purchaser of such Top up Issue designated by such holder or beneficial owner, upon the request of such holder, beneficial owner or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the Securities Act.

18.3

Each Relevant Person shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights under Clause 15.11, provided that HM Treasury will have the sole conduct of any action to enforce such rights on behalf of each Relevant Person.

18.4

Except as provided in Clause 18.1, 18.2 and 18.3, a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. The Joint Bookrunners and the Company may agree to terminate this Agreement or vary any of its terms, other than Clause 15.11 and Clause 18.3, without the consent of any Indemnified Person which is not party to this Agreement or any other third party. The Joint Bookrunners will have no responsibility to any Indemnified Person which is not party to this Agreement or any other third party under or as a result of this Agreement, except pursuant to Clause 15.11 and Clause 18.3.

19.	SEVERABILITY

If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement. The parties shall use all reasonable endeavours to replace any invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

20.	NOTICES

20.1

Subject to Clause 20.2, any notice to be given under, or in connection with, this Agreement shall be in writing and be signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in Clause 20.3 or by delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in Clause 20.3 marked for the attention of the relevant party (or as otherwise notified from time to time under this Agreement).

Any notice so served shall be deemed to have been duly received:

(a) in the case of delivery by hand, when delivered;

(b) in the case of fax, at the time of transmission; and

(c) in the case of pre paid recorded delivery, special delivery or registered post, on the Dealing Day following the date of posting;

provided that if delivery by hand or fax occurs on a day which is not a Dealing Day or after 6.00 p.m. on a Dealing Day, service shall be deemed to occur at 9.00 a.m. on the following Dealing Day.

20.2

Any notice given by the Joint Bookrunners under, or in connection with, this Agreement may also be given by any director or other authorised representative of the Joint Bookrunners to any Director either personally or by telephone (to be confirmed as soon as reasonably practicable in writing) and shall have immediate effect.

20.3

For the purposes of Clause 20.1, the fax numbers and addresses of each of the Joint Bookrunners are set out in Schedule 9 and the fax number and address of the Company (which shall also be used for provision of notices pursuant to this Agreement to the Issuer and the Guarantor) is:

Lloyds Banking Group plc Henry Duncan House 129 George Street Edinburgh Scotland EH2 4LH

Fax number:	+44 (0) 20 7356 2168
For the attention of:	Company Secretary
With a copy to:	Jeremy Parr
Fax number:	+44 (0) 20 7456 2000

21.	FURTHER ASSURANCES

The Company shall procure that the Directors shall provide, all information and assistance that the Joint Bookrunners may reasonably require for the purposes of this Agreement and execute (or procure to be executed) each document and do (or procure to be done) each act and thing that a Joint Global Co-ordinator or a Joint Bookrunner may reasonably request in order to give effect to the Top up Issue or Admission.

22.	ASSIGNMENT

No party may assign, or purport to assign: (i) this Agreement; (ii) all or any of their respective rights or obligations arising under or out of this Agreement; or (iii) the benefit of all or any of the other parties’ obligations under this Agreement.

23.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes and replaces all agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the parties relating to the subject matter of this Agreement. In the event of any inconsistency between this Agreement or any other agreement referred to in, or entered into in connection with, this Agreement, the terms of this Agreement shall prevail.

24.	COUNTERPARTS

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page to the final text of this Agreement, such counterpart signature page shall take effect together with such final text as a complete authoritative counterpart.

25.	GOVERNING LAW

25.1

This Agreement and the relationship among the parties to it, and any non-contractual obligations which may arise out of or in connection with this Agreement, shall be governed by and interpreted in accordance with English law.

25.2

All parties to this Agreement agree that the courts of England are (subject to Clause 25.3(a)) to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise out of or is in connection with (i) the creation, validity, effect, interpretation or performance of, or of the legal relationships established by, this Agreement or otherwise arising out of or in connection with this Agreement, and (ii) any non-contractual obligations which may arise out of or in connection with this Agreement, and for such purposes all parties irrevocably submit to the exclusive jurisdiction of the English courts.

25.3

Notwithstanding the provisions of Clause 25.2, in the event that any Joint Bookrunner or any of such Joint Bookrunner’s Indemnified Persons becomes subject to proceedings brought by a third party (the Foreign Proceedings) in the courts of any country other than England (including, without prejudice to the generality of the foregoing, in any court of competent jurisdiction in the United States) (the Foreign Jurisdiction), such Joint Bookrunner shall be entitled, without objection by the Issuer, the Guarantor or the Company, either:

	(a)	to join the Issuer, the Guarantor, the Company and/or any other person to the Foreign Proceedings; and/or

(b)

to bring separate proceedings for any breach of this Agreement and/or for a contribution or an indemnity against the Issuer, the Guarantor, the Company and/or any other person in the Foreign Jurisdiction, provided that such separate proceedings arise out of or are in connection with the subject matter of the Foreign Proceedings.

25.4	Each of the parties to this Agreement irrevocably waives any objection to the jurisdiction of any courts referred to in this Clause 25.

25.5

Each party to this Agreement irrevocably agrees that a judgment and/or order of any court referred to in this Clause 25 based on any matter arising out of or in connection with this Agreement (including but not limited to the enforcement of any indemnity) shall be conclusive and binding on it and may be enforced against it in any other jurisdiction, whether or not (subject to due process having been served on it) it participates in the relevant proceedings.

25.6

Each of the parties with an address outside England shall at all times maintain an agent for service of process and any other documents and proceedings in England or any other proceedings in connection with this Agreement. For the Company, such agent shall be the London office of the Company at 25 Gresham Street, London EC2V 7HN. Any writ, judgment or other notice of legal process shall be sufficiently served on the relevant party if delivered to such agent at its address for the time being. Each of the parties with an address outside England irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Joint Bookrunners (for themselves or on behalf of the Indemnified Persons) request such party to do so it shall promptly appoint another such agent with an address in England and advise each of them. If, following such request, the relevant party fails to appoint another agent, the Joint Bookrunners shall be entitled to appoint one on the relevant party’s behalf and at such party’s expense.

25.7

Each of the Issuer, the Guarantor and the Company agrees to appoint an agent for service of process in any Foreign Jurisdiction other than England in which any other party is subject to legal suit, action or proceedings based on or arising under this Agreement within 14 days of receiving written notice of such legal suit, action or proceedings and the request to appoint such agent for service. In the event that the Issuer, the Guarantor or the Company (as the case may be) does not appoint such an agent within 14 days of the notice requesting it to do so, such other party may appoint a commercial agent for service for the Issuer, the Guarantor or the Company (as the case may be) on the Issuer’s, the Guarantor’s or the Company’s (as the case may be) behalf and at the Issuer’s (failing whom the Guarantor’s), the Guarantor’s or the Company’s (as the case may be) expense and the Issuer, the Guarantor and the Company agrees that, subject to being notified of such appointment in writing, service upon such commercial agent will constitute service upon the Issuer, the Guarantor or the Company (as the case may be).

IN WITNESS WHEREOF this Agreement has been duly executed under hand by the Issuer, the Guarantor, the Company, each Joint Bookrunner or its duly authorised attorneys the day and year first above written.

SCHEDULE 1

BOOK VALUE OF TARGET SECURITIES

			Currency Amount			Book Value
ISIN	Issuer	Currency	(outstanding)	Coupon	Maturity	(%)

XS0406095637	Lloyds Banking Group plc	EUR	500,000,000	7.875	29-Nov-13	100.00
XS0406095041	Lloyds Banking Group plc	USD	1,250,000,000	7.875	29-Nov-13	100.00
XS0408828803 / GB00B3KSB675	Lloyds Banking Group plc	GBP	745,431,000	6.0884	12-May-15	86.51
XS0265483064	Saphir Finance plc	GBP	600,000,000	6.369	25-Aug-15	100.00
USG5533WAB30 (Reg S) US539439AD11 (144a)	Lloyds Banking Group plc	USD	750,000,000	5.920	01-Oct-15	80.80
US539439AB54 (Reg S) US539439AA71 (144a)	Lloyds Banking Group plc	USD	1,000,000,000	6.267	14-Nov-16	100.00
XS0408826427	Lloyds Banking Group plc	GBP	334,951,000	6.3673	17-Jun-19	56.66
GB00B3KSB568	Lloyds Banking Group plc	GBP	186,190,532	6.475	15-Sep-24	64.94
USG5533WAA56 (Reg S) US539439AC38 (144a)	Lloyds Banking Group plc	USD	750,000,000	6.413	01-Oct-35	46.93
US539439AE93 (Reg S) US539439AF68 (144a)	Lloyds Banking Group plc	USD	750,000,000	6.657	21-May-37	48.10
GB00B3KS9W93	Lloyds Banking Group plc	GBP	299,987,729	9.250	Perpetual	85.50
GB00B3KSB238	Lloyds Banking Group plc	GBP	99,999,942	9.750	Perpetual	93.50
XS0156372343	LTSB Bank plc	USD	1,000,000,000	6.900	Perpetual	100.00
XS0109138536 (Reg S) / XS0109138882 (144a)	Bank of Scotland Capital Funding LP (CLASS A)	GBP	250,000,000	8.117	31-May-10	88.43
GB0058322420	HBOS Euro Finance (Jersey) LP	EUR	415,000,000	7.627	09-Dec-11	64.85
XS0107222258	LTSB Capital 1 LP	EUR	430,000,000	7.375	07-Feb-12	100.00
XS0156923913	LTSB Bank plc	EUR	500,000,000	6.350	25-Feb-13	100.00
USG43648AA57 (Reg S) US40411CAA09 (144a)	HBOS Capital Funding No.2 LP	USD	750,000,000	6.071	30-Jun-14	54.48
XS0107228024	LTSB Capital 2 LP	GBP	250,000,000	7.834	07-Feb-15	100.00

			Currency Amount			Book Value
ISIN	Issuer	Currency	(outstanding)	Coupon	Maturity	(%)

XS0255242769	HBOS Capital Funding No.3 LP	EUR	750,000,000	4.939	23-May-16	59.77
XS0125681345	Bank of Scotland (PROS Series A)	GBP	150,000,000	7.286	31-May-16	74.78
XS0218638236	LTSB Bank plc	EUR	750,000,000	4.385	12-May-17	100.00
XS0353590366	HBOS Capital Funding No.4 LP	GBP	750,000,000	9.540	19-Mar-18	100.00
XS0139175821	HBOS Capital Funding LP	GBP	600,000,000	6.461	30-Nov-18	64.92
XS0408620135	LTSB Bank plc	GBP	784,611,000	13.000	22-Jan-19	100.00
XS0408623311	LTSB Bank plc	EUR	532,111,000	13.000	22-Jan-19	100.00
XS0109139344 (Reg S) XS0109139427 (144a)	Bank of Scotland Capital Funding LP (CLASS B)	GBP	150,000,000	7.754	31-May-21	60.62
XS0125686229	Bank of Scotland (PROS Series B)	GBP	150,000,000	7.281	31-May-26	60.84
XS0408620721	LTSB Bank plc	GBP	700,022,000	13.000	22-Jan-29	100.00
GB0058327924	HBOS Sterling Finance (Jersey) LP	GBP	245,000,000	7.881	09-Dec-31	69.60
XS0165483164	HBOS Capital Funding No.1 LP	USD	1,000,000,000	6.850	Perpetual	100.00
XS0099508698	LTSB Bank plc	GBP	153,033,000	6.625	15-Jul-10	100.00
XS0111627112	HBOS Plc	EUR	72,598,000	3Mnth Euribor + 120	26-Aug-10	86.49
XS0138988042	HBOS Plc	EUR	75,380,000	6.050	23-Nov-11	69.72
US4041A3AF96 (Reg S) / US4041A2AG96 (144a)	HBOS Plc	USD	1,000,000,000	5.375	01-Nov-13	53.99
XS0125599687	HBOS Plc	JPY	42,500,000,000	3.500	Perpetual	91.60
XS0063730203	Bank of Scotland	JPY	17,000,000,000	4.250	Perpetual	101.77
XS0056390007	LTSB Bank plc	JPY	20,000,000,000	5.570	Perpetual	100.00
XS0046690961	Bank of Scotland	GBP	61,026,000	8.625	04-Nov-13	80.03
XS0188201536	HBOS Plc	EUR	187,049,000	4.875	13-Mar-14	67.45
XS0188201619	HBOS Plc	EUR	113,415,000	3Mnth Euribor + 60	13-Mar-14	70.65
XS0059171230	Bank of Scotland	GBP	58,170,000	10.250	10-Aug-15	94.36
XS0177955381	HBOS Plc	EUR	293,781,000	5.125	14-Oct-15	65.61
XS0111599311	HBOS Plc	GBP	4,478,000	7.500	26-May-16	79.33
XS0169667119	LTSB Bank plc	GBP	153,103,000	5.125	09-Dec-16	100.00
XS0099507534	LTSB Bank plc	GBP	97,457,000	6.500	15-Jul-19	100.00

			Currency Amount			Book Value
ISIN	Issuer	Currency	(outstanding)	Coupon	Maturity	(%)

XS0205326290	HBOS Plc	GBP	4,080,000	5.625	15-Nov-19	53.26
GB0000395094	Bank of Scotland	GBP	100,000,000	12.000	30-Jan-22	95.27
XS0166717388	HBOS Plc	GBP	3,509,000	5.750	14-Apr-22	49.57
XS0083932144	Bank of Scotland	GBP	57,815,000	7.375	10-Feb-23	69.41
GB0000395102	Bank of Scotland	GBP	100,000,000	8.750	14-Sep-23	87.38
XS0079927850	LTSB Bank plc	GBP	68,869,000	8.000	29-Sep-23	100.00
GB0005242879	Bank of Scotland	GBP	50,000,000	9.375	19-Apr-24	91.89
XS0158313758	HBOS Plc	GBP	8,530,000	5.750	28-Nov-25	58.75
XS0099507963	LTSB Bank plc	GBP	107,506,000	6.500	15-Jul-29	100.00
XS0145407507	Lloyds Banking Group plc	GBP	113,965,000	6.000	07-Jun-32	100.00
GB0000765403	Bank of Scotland	USD	237,200,000	Limean + 25	Perpetual	89.65
GB0001905362	LTSB Bank plc	GBP	100,000,000	11.750	Perpetual	100.00
GB0005205751	LTSB Bank plc	USD	423,810,000	L3 + 0.1875%	Perpetual	100.00
GB0005224307	LTSB Bank plc	USD	659,850,000	L6 + 0.25%	Perpetual	100.00
GB0005232391	LTSB Bank plc	USD	526,150,000	L6 + 0.10%	Perpetual	100.00
GB0000394915	Bank of Scotland	GBP	75,000,000	13.625	Perpetual	136.98

SCHEDULE 2

BASIC TERMS OF THE TOP UP SECURITIES

Unless otherwise agreed between the Company and the Joint Bookrunners, Top up Securities shall have the features set out below. Capitalised terms used but not otherwise defined herein shall have the same meanings as set out in the European Exchange Offer Memorandum.

Issuer	LBG Capital No.2, an indirect wholly owned subsidiary of Lloyds Banking Group, incorporated and tax resident in the United Kingdom.

Guarantor

The ECNs will be unconditionally and irrevocably guaranteed by Lloyds TSB Bank provided that any series of ECNs sold in whole or in part to QIBs will be unconditionally and irrevocably jointly and severally guaranteed by Lloyds TSB Bank and Lloyds Banking Group.

Currency	The currency of each series of ECNs will be determined pursuant to the provisions of this Agreement.

Final Maturity	Each series of ECNs will mature on the date determined pursuant to the provisions of this Agreement which shall be between five and ten years from the relevant Settlement Date.

Interest Rate

The rate of interest of each series of ECNs to their Final Maturity (or, in the case of ECNs with an Optional Call Date, to their Optional Call Date) will be the rate determined by reference to the same provisions as are referred to in the definition of “Issue Price” in this Agreement. From and including the Optional Call Date such rate of interest will be subject to the maximum step-up as permitted under the FSA Rules.

Interest Payment Dates	The Interest Payment Dates of each series of ECNs will be the dates determined pursuant to the provisions of this Agreement.

Status of the ECNs

The ECNs and related Coupons will constitute direct, unsecured and subordinated obligations of the Issuer and rank pari passu and without any preference among themselves. The rights and claims of the ECN Securityholders and Couponholders are subordinated.

Subordination of the ECNs

In the event of: (i) an order being made, or an effective resolution being passed, for the winding-up of the Issuer (except a solvent winding-up solely for the purposes of a reorganisation, reconstruction or amalgamation of the Issuer or the substitution in place of the Issuer of a successor in business of the Issuer, the terms of which reorganisation, reconstruction, amalgamation or substitution (x) have previously been approved in writing by the ECN Trustee or by an Extraordinary Resolution and (y) do not provide that the ECNs shall thereby become redeemable or repayable in accordance with the relevant Conditions); or (ii) an administrator of the Issuer being appointed and such administrator declaring, or giving notice that it intends to declare and distribute, a dividend, the rights and claims of the ECN Securityholders and the Couponholders against the Issuer in respect of or arising under (including any damages awarded for breach of any obligations under) the ECNs, the relevant Coupons and the relevant Trust Deed relating to them will be subordinated to the claims of all Issuer

Senior Creditors but shall rank (A) at least pari passu with the claims of holders of all other subordinated obligations of the Issuer and (B) in priority to the claims of holders of all undated or perpetual subordinated obligations of the Issuer and to the claims of holders of all classes of share capital of the Issuer.

Issuer Senior Creditors means creditors of the Issuer whose claims are admitted to proof in the winding-up or administration of the Issuer and who are unsubordinated creditors of the Issuer.

Status of the Guarantee

The Guarantor (or Guarantors, jointly and severally, as the case may be) will irrevocably and unconditionally guarantee the due and punctual payment of all principal, premium and interest and any other sums from time to time expressed to be payable by the Issuer in respect of the ECNs and the Coupons under the relevant Trust Deed in respect thereof. The obligations of a Guarantor under the Guarantee will constitute direct, unsecured and subordinated obligations of that Guarantor.

Subordination of the relevant Guarantee

In the event of: (i) an order being made, or an effective resolution being passed, for the winding-up of a Guarantor (except, in any such case, a solvent winding-up solely for the purposes of a reorganisation, reconstruction or amalgamation of such Guarantor or the substitution in place of such Guarantor of a successor in business of such Guarantor, the terms of which reorganisation, reconstruction, amalgamation or substitution (x) have previously been approved in writing by the ECN Trustee or by an Extraordinary Resolution and (y) do not provide that the relevant ECNs shall thereby become redeemable or repayable in accordance with their Conditions); or (ii) an administrator of such Guarantor being appointed and such administrator declaring, or giving notice that it intends to declare and distribute, a dividend, the rights and claims of the ECN Securityholders and the Couponholders against such Guarantor in respect of or arising under (including any damages awarded for breach of any obligations under) the relevant ECNs, the relevant Coupons and relevant Trust Deed relating to them will be subordinated to the claims of all Guarantor Senior Creditors, as the case may be, but shall rank (a) at least pari passu with all claims of all holders of obligations of such Guarantor which constitute, or would but for any applicable limitation on the amount of such capital constitute, Lower Tier 2 Capital of such Guarantor on a solo and/or consolidated basis; and (b) in priority to (01) the claims of holders of all obligations to such Guarantor which constitute, or would but for any applicable limitation on the amount of such capital constitute, Upper Tier 2 Capital or Tier 1 Capital of such Guarantor on a solo and/or consolidated basis, (02) the claims of all other undated or perpetual subordinated obligations of such Guarantor, and (03) the claims of holders of all classes of share capital of such Guarantor.

Guarantor Senior Creditors means, in respect of a Guarantor (a) creditors of such Guarantor whose claims are admitted to proof in the winding-up or administration of such Guarantor and who are unsubordinated creditors of such Guarantor; and (b) creditors of such Guarantor whose claims are or are expressed to be subordinated to the claims of other creditors of such Guarantor (other than those whose claims relate to obligations which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 1 Capital or Upper Tier 2 Capital or Lower Tier 2 Capital of the relevant Guarantor on a solo and/or consolidated basis, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of ECN Securityholders).

Optional Redemption

In the case of ECNs with a Final Maturity which will occur 10 years following the Settlement Date, the Issuer may (if such feature is so agreed between the Company and the Joint Bookrunners pursuant to the provisions of this Agreement) by giving not less than 10 nor more than 21 days’ notice to the Trustee, the Principal Paying Agent and Conversion Agent, the Registrar and the ECN Securityholders (which notice shall, subject to the same provisos as set out in the ECNs issued in the European Exchange Offer, be irrevocable), elect to redeem in accordance with the relevant Conditions at any time (in the case of a Fixed Rate ECN or in the fixed interest rate period in the case of a Fixed/Floating Rate ECN) or on any Interest Payment Date (in the case of a Floating Rate ECN or in the floating rate interest period of a Fixed/Floating Rate ECN), in each case from and including the Optional Call Date, all, but not some only, of the relevant series of ECNs at their principal amount, together with accrued but unpaid interest to (but excluding) the relevant redemption date. The Optional Call Date shall be the fifth anniversary of the Settlement Date.

Early Redemption Due to Taxation

If, immediately prior to the giving of the notice referred to below, a Tax Event has occurred and is continuing, then the Issuer may, subject to the same provisos as set out in the ECNs issued in the European Exchange Offer, having given not less than 10 nor more than 21 days’ notice to the relevant Trustee, the Principal Paying Agent and Conversion Agent, the Registrar and ECN Securityholders (which notice shall, subject to the same provisos as set out in the ECNs issued in the European Exchange Offer, be irrevocable), redeem in accordance with the relevant Conditions at any time (in the case of a Fixed Rate ECN or in the fixed interest rate period in the case of a Fixed/Floating Rate ECN) or on any Interest Payment Date (in the case of a Floating Rate ECN or in the floating rate interest period of a Fixed/Floating Rate ECN) all, but not some only, of the relevant series of ECNs at their principal amount, together with accrued but unpaid interest to (but excluding) the relevant redemption date.

Early Redemption for Regulatory Purposes

If, immediately prior to the giving of the notice referred to below, a Capital Disqualification Event has occurred and is continuing, then the Issuer may, subject to the same provisos as set out in the ECNs issued in the European Exchange Offer, and having given not less than 10 nor more than 21 days’ notice to the relevant Trustee, the Principal Paying Agent and Conversion Agent, the Registrar and the ECN Securityholders (which notice shall, subject to the same provisos as set out in the ECNs issued in the European Exchange Offer, be irrevocable), redeem in accordance with the relevant Conditions at any time (in the case of a Fixed Rate ECN or in the fixed interest rate period in the case of a Fixed/Floating Rate ECN) or on any Interest Payment Date (in the case of a Floating Rate ECN or in the floating rate interest period of a Fixed/Floating Rate ECN) all, but not some only, of the relevant series of ECNs at the make whole redemption price (to be determined pursuant to the provisions of this Agreement), together with any accrued but unpaid interest to (but excluding) the relevant redemption date.

A Capital Disqualification Event is deemed to have occurred (1) if, at any time LBG or LTSB is required under Regulatory Capital Requirements to have regulatory capital, the ECNs would no longer be eligible to qualify in whole or in part (save where such non-qualification is only as a result of any applicable limitation on the amount of such capital) for inclusion in the Lower Tier 2 Capital of LBG or, as the case may be, LTSB on a consolidated basis; or (2) if as a result of any changes to the Regulatory Capital Requirements or any change in the interpretation or application thereof by the FSA, the ECNs shall cease to be taken into account in whole or in part (save where this is only as a result of any applicable limitation on the amount that may be so taken into account) for the purposes of any ‘‘stress test’’ applied by the FSA in respect of the Consolidated Core Tier 1 Ratio.

Mandatory Conversion

If the Conversion Trigger occurs at any time before the occurrence of a Relevant Event, each ECN shall be converted on the relevant Conversion Date into new and/or existing Ordinary Shares credited as fully paid.

The ECNs are not convertible at the option of ECN Securityholders at any time.

The Conversion Trigger shall occur if at any time, as disclosed in the latest published annual or semi-annual consolidated financial statements of Lloyds Banking Group or as otherwise publicly disclosed by Lloyds Banking Group at any time, Lloyds Banking Group’s Consolidated Core Tier 1 Ratio is less than 5 per cent.

Consolidated Core Tier 1 Ratio means the ratio of the Core Tier 1 capital of Lloyds Banking Group to the risk weighted assets of Lloyds Banking Group, in each case, calculated on a consolidated basis.

Conversion Price

The initial Conversion Price will be the same as the ECNs issued in the European Exchange Offer and such conversion price will be subject to adjustment from time to time in the same manner as the ECNs issued in the European Exchange Offer. The number of Ordinary Shares to be delivered on Conversion of the ECNs will be determined by dividing the principal amount of such ECNs (where applicable, translated into pounds sterling at the Prevailing Rate on the second London business day prior to Conversion) by the Conversion Price prevailing on the relevant Conversion Date.

Conversion

In order to obtain delivery of the relevant Ordinary Shares on a Conversion of the ECNs (or, in certain circumstances as provided under “Relevant Event” below, Relevant Shares), an ECN Securityholders must give a notice to the Principal Paying and Conversion Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg prior to the Notice Cut-off Date (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Paying and Conversion Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time with the following details: (1) the name of the ECN Securityholder; (2) the principal amount of ECNs held by it and the subject of the Conversion; (3) the CREST account details or, if on

Conversion the Ordinary Shares are not a participating security in CREST, the address to which the Ordinary Shares should be delivered; and (4) such other details as Euroclear or Clearstream, Luxembourg may require.

Subject to the same provisos as the ECNs issued in the European Exchange Offer, the relevant Ordinary Shares (or, in circumstances as provided under the “Relevant Event”, Relevant Shares) will be issued and delivered in accordance with the instructions given in the relevant Conversion Notice, provided the Conversion Notice and the relevant ECNs are delivered not later than the Notice Cut-off Date. If the Conversion Notice and relevant ECNs or the Certificate representing the same (in the case of a Registered ECN) are not delivered to the specified office of a Paying and Conversion Agent on or before the Notice Cut-off Date, then on the relevant settlement date, the relevant Ordinary Shares (or, as the case may be, Relevant Shares) will be issued or transferred and delivered to a person (the Relevant Person) selected by LBG. LBG shall procure that all of such Ordinary Shares (or, as the case may be, Relevant Shares) shall be sold by or on behalf of the Relevant Person as soon as reasonably practicable based on advice from a reputable financial institution, investment or commercial bank or broker selected by LBG, and subject to any necessary consents being obtained and the deduction by the Relevant Person of any amount payable by it in respect of its liability to taxation and the payment of applicable capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Relevant Person in connection with the issue, allotment and sale thereof, and the net proceeds of sale shall as soon as reasonably practicable be distributed rateably to the relevant ECN Securityholders in the same manner as in the ECNs issued in the European Exchange Offer or in such other manner and at such time as LBG shall determine and notify to the ECN Securityholders.

Relevant Event

If a Qualifying Relevant Event occurs, the ECNs shall, where the Conversion Date falls on or after the New Conversion Condition Effective Date, be converted into Relevant Shares of the Approved Entity at a Conversion Price that shall be initially the New Conversion Price and where the principal amount of the ECNs (if not denominated in pounds sterling) shall be translated into pounds sterling at the Prevailing Rate on the second London business day prior to Conversion.

If a Relevant Event occurs that is a Non-Qualifying Relevant Event, then with effect from the date falling eight days following the occurrence of such Relevant Event (if the Acquiror is an Approved Entity) or with effect from the occurrence of such Relevant Event (if the Acquiror is not an Approved Entity) and, in each case, unless the Conversion Trigger shall have occurred prior to such date, outstanding ECNs will not be subject to Conversion at any time notwithstanding that a Conversion Trigger may occur subsequently.

Approved Entity means a body corporate that is incorporated or established under the laws of an OECD member state (other than an Excepted Person) and which, on the occurrence of the Relevant Event, has in issue Relevant Shares.

Excepted Person means any of:

(i)	the United Kingdom Government;

(ii)	any agency of the United Kingdom Government;

(iii)	any person or entity (other than a body corporate) controlled by the United Kingdom Government or any such agency referred to in (ii) above; and

(iv)

a body corporate in which the United Kingdom Government and/or any agency of the United Kingdom Government and/or any person or entity referred to in (iii) is (directly or indirectly) the legal or beneficial owner of more than 75 per cent. of the issued Ordinary Shares (or equivalent) or of the votes that may ordinarily be cast at a general meeting of shareholders (or the like) of such body corporate.

The New Conversion Condition shall be satisfied if by not later than seven days following the occurrence of a Relevant Event where the Acquiror is an Approved Entity, Lloyds Banking Group shall have entered into arrangements to its satisfaction with the Approved Entity for delivery of Relevant Shares upon a Conversion of the ECNs.

Non-Qualifying Relevant Event means a Relevant Event that is not a Qualifying Relevant Event.

Qualifying Relevant Event means a Relevant Event where:

1.	the Acquiror is an Approved Entity; and

2.	the New Conversion Condition is satisfied.

A Relevant Event shall occur if any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers), acquires control of Lloyds Banking Group (other than as a result of an Exempt Newco Scheme).

For the purposes of the definition of Relevant Event, control means:

(i)	where the Acquiror is not an Excepted Person:

(a) the acquisition or holding of legal or beneficial ownership of more than 50 per cent. of the issued Ordinary Shares of LBG; or

(b)

the right to appoint and/or remove all or the majority of the members of the Board of Directors of LBG, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise; or

(ii)	where the Acquiror is an Excepted Person, the acquisition or holding of legal or beneficial ownership of 75 per cent. or more of the issued Ordinary Shares of LBG.

Relevant Shares means ordinary share capital of the Approved Entity that constitutes equity share capital or the equivalent (or depositary or other receipts representing the same) which is listed and admitted to trading on a Recognised Stock Exchange.

Additional Amounts

All payments in respect of the ECNs will be made without withholding or deduction for, or on account of, taxes of the United Kingdom, unless the withholding or deduction is required by law. In such event, the Issuer or the relevant Guarantor will, subject to the same provisos as set out in the ECNs issued in the European Exchange Offer, pay such additional amounts as will be necessary to ensure that the net amount received by ECN Securityholders, after the withholding or deduction, will equal the amount which would have been receivable in the absence of the withholding or deduction.

Form	Each Series of ECNs will be issued in bearer or registered form.

Each tranche of ECNs issued in bearer form will be represented initially by a Temporary Global Note which will be deposited with a common depositary for Clearstream, Luxembourg and Euroclear on or about the relevant Settlement Date. Each Temporary Global Note will be exchangeable for interests in a Permanent Global Note without interest coupons or talons on or after a date which is expected to be 40 days after the relevant Settlement Date upon certification as to non-U.S. beneficial ownership as required by U.S. Treasury regulations and as described in the relevant Temporary Global Note.

Each tranche of ECNs issued in registered form will be represented by one or more Global Certificates which will be deposited with a common depositary for the Clearing Systems on or about the relevant Settlement Date.

Denomination

The denomination of each series of ECNs will be determined pursuant to the provisions of this Agreement provided that any series of ECNs sold in whole or in part to QIBs will have a minimum denomination of U.S.$100,000.

Ordinary Shares

The Ordinary Shares to be delivered following conversion will be delivered credited as fully paid and will rank pari passu in all respects with all fully paid Ordinary Shares in issue on the relevant Conversion Date, subject to the same provisos as set out in the ECNs issued in the European Exchange Offer.

ECN Trustee	BNY Corporate Trustee Services Limited.

Principal Paying and Conversion Agent	The Bank of New York Mellon.

Governing Law

The relevant Trust Deed, the ECNs, any related Coupons and any non-contractual obligations arising out of or in connection with them will be governed by, and construed in accordance with, English law, save that where Lloyds Banking Group is a Guarantor the provisions in the relevant Trust Deed relating to the status and subordination of its guarantee will be governed by, and shall be construed in accordance with, Scots law.

Listing and Trading

Applications will be made for the ECNs to be admitted to the Official List of the UK Listing Authority and to trading on the Regulated Market of the London Stock Exchange as further described in this Agreement.

Clearing	The ECNs will be accepted for clearing by Euroclear and Clearstream, Luxembourg.

SCHEDULE 3

DELIVERY OF DOCUMENTS

PART A

SETTLEMENT DATE

On or prior each Settlement Date the Issuer, the Guarantor and/or the Company shall deliver to each Joint Bookrunner:

(a)

A certified copy of an extract from the minutes of the meetings of the Board of the Issuer, the Guarantor and the Company, or a duly authorised committee thereof, approving the Relevant Documents, this Agreement, the Trust Deed, the Deed Poll, the Agency Agreement and (where appropriate) the other documents referred to in this Agreement and authorising the steps to be taken by the Issuer, the Guarantor and the Company in connection with the Top up Issue, including the execution, delivery and performance of this Agreement, in the agreed form.

(b)	An original of signed bring down UK ICMA comfort letters from the Auditors relating to the Issuer, the Guarantor and the Company dated the Settlement Date.

(c)

With respect to a Top up Issue offered and sold into the United States only, an original of signed bring down SAS 72 letters from the Auditors relating to the Issuer, the Guarantor and the Company dated the Settlement Date.

(d)

With respect to a Top up Issue offered and sold into the United States only, an original of signed bring down SAS 72 “look-a-like” letters from the Auditors relating to the Issuer, the Guarantor and the Company dated the Settlement Date.

(e)

With respect to a Top up Issue offered and sold into the United States only, an original of signed Rule 10b-5 disclosure letters of each United States legal advisers to the Issuer, the Guarantor and the Company and United States legal advisers to the Joint Bookrunners dated as of the Settlement Date and referring to the Time of Sale and the Settlement Date.

(f)

With respect to a Top up Issue offered and sold into the United States only, an original of a signed “no registration” opinion, an “investment company” opinion and an opinion in relation to United States taxation of United States legal advisers to the Issuer, the Guarantor and the Company dated as of the Settlement Date.

(g)

With respect to a Top up Issue offered and sold into the United States only, an original of a signed “no registration” opinion of United States legal advisers to the Joint Bookrunners dated as of the Settlement Date.

(h)	An original of a letter in the form of Schedule 6 signed by a director or secretary of each of the Issuer, the Guarantor and the Company authorised to do so.

(i)	A copy of an opinion of Scottish legal advisers to the Company in the agreed form.

(j)	A copy of an opinion of English legal advisers to the Joint Bookrunners, in the agreed form.

(k)	Conformed copies of the executed Trust Deed, the Deed Poll and Agency Agreement.

Each of the Guarantor and/or the Company is entitled to request that the Joint Global Co-ordinators agree

(such agreement not to be unreasonably withheld or delayed) that the delivery of any of the documents referred to in this Part A of Schedule 3 may be deferred and/or substituted with another document in a form reasonably satisfactory to the Joint Global Co-ordinators, it being understood that the form of any such deferred and/or substituted document will, if applicable, take account of the effect of any MAC Event or Material Adverse Effect that may have occurred on or prior to the date on which the relevant document is to be delivered.

PART B

PROSPECTUS PUBLICATION DATE

On each Prospectus Publication Date, the Issuer, the Guarantor and the Company shall deliver to each Joint Bookrunner:

(a)	A copy of the Prospectus bearing evidence of the formal approval of the UK Listing Authority, pursuant to the Listing Rules and the Prospectus Rules.

(b)	A completed ‘Form A’, to be submitted to the FSA in accordance with paragraph 3.1.1(1) of the Prospectus Rules for approval of a prospectus in accordance with Part VI of the FSMA.

(c)

In the event that the Prospectus contains pro forma financial information, an original copy of the pro forma financial information report in the form to be agreed duly signed by the Auditors and dated the date of the Prospectus.

(d)	An original copy of any Profit Forecast Report duly signed by the Auditors and dated the date of the Prospectus.

(e)	An original of letters in the form to be agreed duly signed by the Auditors relating to the Issuer, the Guarantor and the Company and dated the same date as the Prospectus:

(i) in relation to any capital resources table and capital and indebtedness statement included in the Prospectus;

(ii) confirming the correct extraction of financial information contained in the Prospectus;

(iii)

relating to the statement in the Prospectus that there has been no significant change in the financial and trading position (including indebtedness) of the Issuer, the Guarantor, the Company or the Group; and

(iv) in relation to the accuracy of the tax information included in the Prospectus.

(f)	An original letter in the form to be agreed duly signed by the Auditors and dated the same date as the Prospectus in relation to the accuracy of the tax information included in the Prospectus.

(g)	An original letter in the form to be agreed duly signed by KPMG dated the same date as the Prospectus regarding the accuracy of extraction of financial information in respect of the HBOS Group.

(h)

An original letter in the form to be agreed duly signed by the Auditors dated the same date as the Prospectus consenting to the inclusion of any pro forma financial information report and of references thereto in the form and context in which they appear in the Prospectus.

(i)	A certified copy of each of the other documents stated in the Prospectus as being available for inspection.

(j)	An original letter in the form of Schedule 6 of the Underwriting Agreement signed by a director or secretary of each of the Issuer, the Guarantor and the Company authorised to do so.

(k)	A copy of the signed application for admission of the Top up Securities to the Official List certified by a Director or the Secretary of the Issuer.

(l)	A copy of the signed application for admission to trading issued by the London Stock Exchange certified by a Director or the Secretary of the Issuer (Form 1 of the Admission and Disclosure Standards).

Each of the Guarantor and/or the Company is entitled to request that the Joint Global Co-ordinators agree (such agreement not to be unreasonably withheld or delayed) that the delivery of any of the documents referred to in this Part B of Schedule 3 may be deferred and/or substituted with another document in a form reasonably satisfactory to the Joint Global Co-ordinators, it being understood that the form of any such deferred and/or substituted document will, if applicable, take account of the effect of any MAC Event or Material Adverse Effect that may have occurred on or prior to the date on which the relevant document is to be delivered.

SCHEDULE 4

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE COMPANY

1.	COMPLIANCE

1.1

Except as fairly disclosed in the Prospectus, each Group company, other than those undertakings in which the Company holds a proportion of the capital that is not likely to have a significant effect on the assessment of its own assets and liabilities, financial position or profits and losses, has been duly incorporated and is validly existing as a company with limited liability under the laws of the country of its incorporation with full corporate power and authority to own, lease and operate the properties which it owns, leases and operates and to own its other assets and carry on its business as presently carried on in all material respects and as intended to be carried on as described in the Prospectus.

1.2

Except as fairly disclosed in the Prospectus, each Group company has conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and all relevant foreign countries or authorities, and there is no order, decree or judgment of any court or any governmental or other competent authority or agency of the United Kingdom or any foreign country outstanding against any Group company or any person for whose acts any Group company is vicariously liable, except for such orders, decrees or judgments that, either singly or in the aggregate, would not result in a Material Adverse Effect.

1.3

Except as fairly disclosed in the Prospectus, all licences, permissions, authorisations and consents which are material for carrying on the business of the Group have been obtained and are in full force and effect and, so far as the Company is aware, there are no circumstances which might lead to any of such licences, permissions, authorisations and consents being revoked, suspended, varied or refused renewal.

1.4

Except as fairly disclosed in the Prospectus, all sums due in respect of the issued share capital of the Company at the date of this Agreement have been paid to and received by the Company. None of the owners or holders of any of the share capital of the Company shall, with effect from Admission, have any pre-emptive or other rights, in his capacity as such, in relation to the Group other than as set out in the memorandum and articles of association of the Company.

1.5	Except as fairly disclosed in the Prospectus, the Company is the beneficial owner free from all Adverse Interests of the shares it holds in each Group company.

1.6

The Company and the Directors have at all times complied with the provisions of the Company’s memorandum and articles of association (save in relation to the offer of ordinary shares in the Company to certain holders of Limited Voting Shares pursuant to the placing and open offer agreement dated 13 October 2008 and the open offer agreement dated as of 7 March 2009, as amended and restated as at 20 March 2009 and as at 18 May 2009) and the Companies Act and have or will have the right, power and authority under the memorandum and articles of association of the Company, or pursuant to resolution passed in general meeting, to enter into and perform this Agreement (including, without limitation, the power to pay commissions, fees, costs and expenses provided for in this Agreement), to make the Top up Issue, to issue the Top up Securities, to issue the Relevant Documents in the manner proposed without any sanction or consent by members of the Company or any class of them and to enter into any other agreement in connection with the Top up Issue to which it is, or is to be, a party. Subject to Admission, there are no other consents, authorisations or approvals required by the Company in connection with the entering into and the performance of this Agreement, and the actions referred to in this paragraph 1.6 which have not been irrevocably and unconditionally obtained.

1.7

The giving of any guarantee in relation to the Top up Securities (if applicable), the issue and distribution of the Relevant Documents and (to the extent required) the execution and performance of this Agreement, the Trust Deed (if applicable), the Deed Poll, the Agency Agreement (if applicable) and any other document by or on behalf of the Company in connection with Admission or the Top up Issue complies with all agreements to which any Group company is a party or by which any such Group company is bound and, except where non-compliance would not either singly or in the aggregate result in a Material Adverse Effect, complies with (a) all applicable laws and regulations of the United Kingdom (including, without limitation, the Companies Act, the FSMA, Listing Rules, the Prospectus Rules, the Disclosure Rules and Transparency Rules, the Admission and Disclosure Standards) and (in all material respects) with, all applicable laws and regulations of any relevant jurisdiction; and (b) the memorandum and articles of association of the Company; and does not exceed or infringe any restrictions or the terms of any contract, indenture, security, obligation, commitment or arrangement by or binding upon the board of directors of any Group company or their respective properties, revenues or assets or result in the implementation of any right of pre emption or any other material provision thereof, or result in the imposition or variation of any material rights or obligations of any Group company.

1.8

The Relevant Documents contain all particulars and information required by, and comply in all material respects with the memorandum and articles of association of the Company, the Companies Act, the FSMA, the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules, all applicable rules and requirements of the London Stock Exchange and the FSA (in all material respects) and all other applicable requirements of statute, statutory regulation or any regulatory body.

1.9	The Top up Securities will, upon issue, be free from all Adverse Interests and will rank as described in the Prospectus.

1.10

This Agreement, the Trust Deed (if applicable), the Deed Poll, the Agency Agreement (if applicable) and any other agreements to be entered into, or as entered into (as the case may be) by the Company in connection with Admission and the Top up Issue have been or will be duly authorised, executed and delivered on behalf of the Company and assuming due authorisation, execution and delivery by the other parties thereto, constitute valid and binding obligations of the Company enforceable against it in accordance with their terms (subject to mandatory rules of law relating to insolvency and section 117 of the Stamp Act 1891).

1.11

The Top up Issue will be conducted in all material respects in accordance with the terms and conditions of this Agreement and the Relevant Documents and the Company has complied and will comply with all laws, rules and regulations applicable to the Top up Issue in each jurisdiction in which the Top up Securities are offered, except where non-compliance would not either singly or in the aggregate result in a Material Adverse Effect.

1.12

Except as fairly disclosed in the Prospectus and other than those undertakings in which the Company holds a proportion of the capital that is not (either singly or in the aggregate) likely to have a significant effect on the assessment of its own assets and liabilities, financial position or profits and losses, there are no rights (conditional or otherwise) (i) to require the issue of any shares or other securities of a Group company (including without limitation, any loan capital) or securities convertible into or exchangeable for, or warrants, rights or options to purchase, or obligations, commitments or intentions to create the same or (ii) other than: (a) in accordance the registration rights agreement entered into between HM Treasury and the Company on 12 January 2009 and as amended and restated on 11 June 2009 and the resale rights agreement entered into between HM Treasury and the Company on 11 June 2009; (b) in accordance with alternative cash settlement mechanisms or principal stock settlement features on capital instruments issued by members of the Group; or (c) other than in respect of the Group’s obligations to the holders of Limited Voting

Shares, to sell or otherwise dispose of any shares or other securities of a Group company (other than to another Group, company, as the case may be) which are outstanding and in force.

1.13

Except as fairly disclosed in the Prospectus, no member of the Group or any person acting on its behalf has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.

1.14	The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Top up Securities (except as contemplated in this Agreement).

2.	RELEVANT DOCUMENTS

2.1

None of the Relevant Documents contains any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

2.2

All expressions of opinion, intention, belief or expectation contained in any Relevant Document are truly and honestly held by the Directors, are fairly based and have been made on reasonable grounds after due and careful consideration and enquiry.

2.3

There are no facts or matters known, or which could on reasonable enquiry have been known, to the Company or any of the Directors omitted from any Relevant Document, the omission of which would make any statement of fact or expression of opinion, intention or expectation contained in a Relevant Document misleading in any material respect.

2.4

Having regard to the particular nature of the Company and the Group and the Company’s share capital and the other matters referred to in section 87A of the FSMA, the Prospectus contains all information about the Group which is or would be reasonably likely to be material for disclosure to potential investors and their professional advisers and which they would reasonably require and reasonably expect to find there for the purpose of making an informed assessment of the matters specified in section 87A(2) of the FSMA.

2.5

There is no fact or circumstance which is not disclosed with sufficient prominence in the Prospectus which ought to be taken into account by the UK Listing Authority in considering the application for listing of the Top up Securities.

2.6

All information provided by the Company, its subsidiary undertakings or any of its or their officers or employees to the Joint Bookrunners and/or the Auditors in connection with its organised due diligence enquiries or similar requests for information has been supplied in good faith and such information was when supplied, and remains, true and accurate in all material respects and no further information requested has been withheld, the absence of which would be reasonably likely to be considered to be material to such due diligence enquiries or requests for information.

3.	PREVIOUS ANNOUNCEMENTS

Except as fairly disclosed in the Prospectus, with respect to all Previous Announcements, all statements of fact contained therein were at the date of the relevant Previous Announcement and, save to the extent corrected or amended in any document or announcement issued or made by or on behalf of the Company or any member of the Group subsequent thereto, remain true and accurate in all material respects and not misleading in any material respect and all estimates, expressions of opinion or intention or expectation of the Directors contained therein were made on reasonable grounds and were honestly held by the Directors and were fairly based and there were no facts known (or which could on reasonable enquiry have been known by the Directors) the omission of which would make any statement of fact or estimate or statement or expression of opinion, intention or expectation in any of the Previous Announcements misleading in any material respect and all Previous Announcements complied with the memorandum and articles of association of the Company in all material respects, the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules, the Companies Act, the FSMA, all applicable rules and requirements of the London Stock Exchange and the FSA and (in all material respects) all other applicable requirements of statute, statutory regulation or any regulatory body.

4.	DEROGATION

Each statement, if any, made by or on behalf of the Company (and of which the Company is aware) in connection with any application to the London Stock Exchange or the UK Listing Authority for information to be omitted from the Prospectus is true, complete and accurate and not misleading in any material respect. There is no information which has not been disclosed in writing to the London Stock Exchange or the UK Listing Authority in connection with such an application which by its omission makes such a statement untrue, inaccurate or misleading in any material respect.

5.	ACCOUNTS

5.1	The Accounts incorporated by reference into the Prospectus:

(a) have been prepared and audited in accordance and comply with IFRS, the Companies Act and all applicable laws and regulations;

(b)

give a true and fair view of the financial condition and of the state of affairs of the Company and the Group as at the end of each of the relevant financial periods (including the Accounts Date) and of the profit, loss, cash flow and changes in equity of the Company and the Group; and

(c)

either make proper provision for, or, where appropriate, in accordance with IFRS, include a note in respect of all material liabilities or commitments, whether actual, deferred, contingent or disputed of the Group.

5.2	The HBOS Accounts incorporated by reference into the Prospectus:

(a) have been prepared and audited in accordance and comply with IFRS, the Companies Act and all applicable laws and regulations;

(b)

give a true and fair view of the financial condition and of the state of affairs of HBOS and the HBOS Group as at the end of each of the relevant financial periods (including the Accounts Date) and of the profit, loss, cash flow and changes in equity of HBOS and the HBOS Group for such periods; and

(c)

either make proper provision for, or, where appropriate, in accordance with IFRS, include a note in respect of all material liabilities or commitments, whether actual, deferred, contingent or disputed of the HBOS Group.

5.3

The Interim Accounts present fairly the information shown therein and are presented on a basis consistent with the accounting policies of the Group (subject to the qualification that they are unaudited) and the consolidated balance sheet, cash flow statement and income statement for the Group for the six month period for which they have been prepared have been prepared in accordance with the Disclosure and Transparency Rules and with IAS 34, Interim Financial Reporting, as adopted by the European Union and includes a fair review of the information as required by DTR 4.2.7 and DTR 4.2.8, namely an indication of important events that have occurred during the six months period to which they have been prepared and their impact on the condensed interim financial statements, and a description of the principal risks and uncertainties for the remaining six months of the financial year, and material related party transactions in the six month period for which they have been prepared and any material changes in the related party transactions described in the Company’s annual report for the financial year prior to the period for which the Interim Accounts have been prepared.

5.4

Any pro forma financial information on the Group set out in the Prospectus has been duly and carefully prepared on the bases set out in (or incorporated by reference in) the Prospectus in accordance with the Prospectus Rules and is presented on a basis consistent with the accounting policies normally applied by the Company at the relevant time.

5.5

Any summary and selected financial information on the Group set out in the Prospectus has been duly and carefully extracted from the Accounts and the Interim Accounts (as applicable) and has been properly compiled on a basis consistent with the accounting policies applied in the Accounts and the Interim Accounts (as applicable).

5.6	Any capitalisation and indebtedness table set out in the Prospectus has been properly compiled on a basis that is consistent with the accounting policies applied in the Accounts.

5.7	No Group company has any off balance sheet financing, investment or liability material for disclosure in the Prospectus that is not so fairly disclosed.

5.8

The Directors have established procedures which provide a reasonable basis for them to make proper judgements on an ongoing basis as to the financial position and prospects of the Company and the Group.

5.9

Except as fairly disclosed in the Prospectus, there are no, and during the past four years have been no (i) material weaknesses in the Company’s internal controls over financial reporting (whether or not remediated) of the Company or the Group, (ii) changes in the Company’s internal controls over financial reporting of the Company or the Group that has materially adversely affected, or would be reasonably likely to materially adversely affect, the Company’s internal controls over financial reporting of the Company or the Group; or (iii) fraud that involves any current member of management of the Company or (so far as the Company is aware) of any member of the Group and no material fraud that involves any employee of the Company or (so far as the Company is aware) of any member of the Group

6.	POSITION SINCE ACCOUNTS DATE

Except as fairly disclosed in the Prospectus, so far as the Company is aware, since the Accounts Date:

(a) each Group company has carried on its respective business in the ordinary course in all material respects, and there has been no Material Adverse Effect;

(b)

there has been no impairment or charges in respect of any assets of the Company or the Group, and there has been no increase in the provisions in respect of losses in relation to any mortgage, loans or other assets of the Company or of any Group company, except in any such case as would not result in a Material Adverse Effect;

(c)

save for any utilisation by the Company of the short-term liquidity measures being made available by the Bank of England (in the form notified by HM Government to the European Commission on 13 October 2008 and on 22 December 2008) or of the HM Treasury 2008 Credit Guarantee Scheme, no Group company has, otherwise than in the ordinary course of business, entered into or assumed or incurred any contract, commitment (whether in respect of capital expenditure or otherwise), borrowing, indebtedness in the nature of borrowing, guarantee, liability (including contingent liability) or any other agreement or obligation, except in any such case as would not result in a Material Adverse Effect;

(d)

other than in the ordinary course of business, no debtor has been released by the Company to an extent which (singly or in the aggregate) is material in the context of the Top up Issue, underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities on terms that he pays less than the book value of his debt and no debt of such material amount owing to the Company or any Group company has been deferred, subordinated or written off or has proven irrecoverable to any material extent;

(e)

no Group company has been involved in any transaction (other than the compensatory open offer agreement entered into by the Company on 20 March 2009), which has resulted or would be reasonably likely to result (singly or in the aggregate) in any material liability for tax on the Company or any Group company other than a transaction in the ordinary course of business or a transaction in respect of which the liability for tax is provided for or taken into account in any provision for tax contained in the Accounts or the Interim Accounts incorporated by reference in the Prospectus; and

(f)

no Group company has been in default in any material respect under any agreement or arrangement to which any Group company is a party and which is or is reasonably likely to be material and, so far as the Company is aware, there are no circumstances likely to give rise to such default.

7.	GUARANTEES, INDEMNITIES, BORROWINGS AND DEFAULT

7.1

Except as fairly disclosed in the Prospectus, and save for (i) guarantees or indemnities given by any Group company in the ordinary course of business and (ii) any indemnities given by the Company to the Joint Bookrunners, no Group company has given or has agreed to give any guarantee or indemnity or similar obligation in favour of a third party and no Group company has any current or known future liability, howsoever arising except, for any guarantees, indemnities, similar obligations or liabilities that, either singly or in the aggregate, would not result in a Material Adverse Effect.

7.2

Except as fairly disclosed in the Prospectus, no event has occurred nor have any circumstances arisen (and the making and completion of the Top up Issue and the allotment and issue of the Top up Securities will not give rise to any such event or circumstance) so that any person is or would be entitled, or could, with the giving of notice or lapse of time or the fulfilment of any condition or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any indebtedness of any member of the Group which is material in the context of the Group’s borrowings or working capital projections and no person to whom any indebtedness, which is material in the context of the Group’s borrowings, is payable on demand has demanded or threatened to demand repayment of, or taken or threatened to take any step to enforce any guarantee, indemnity or other security for, the same.

7.3

Except as fairly disclosed in the Prospectus, there are no companies, undertakings, partnerships or joint ventures in existence in which any Group company has an ownership interest but whose results are not consolidated with the results of the Group, but whose default would affect the indebtedness or increase the contingent liabilities of the Group in any material respect.

7.4

Except as fairly disclosed in the Prospectus, no event or circumstance exists, has occurred or arisen or, so far as the Company is aware, is about to occur which constitutes or results in, or would with the giving of notice and/or lapse of time and/or the making of a relevant determination, constitute, or result in, termination of or a default or the acceleration or breach of any obligation under any agreement, instrument or arrangement to which any Group company is a party or by which any such Group company or any of its properties, revenues or assets are bound, which event or circumstance would, either singly or in the aggregate, result in a Material Adverse Effect.

8.	TAXATION

8.1

Except as fairly disclosed in the Prospectus, all material information, returns, computations and notices of the Group for tax purposes have been made for all purposes within the requisite period and on a proper basis and all such information, returns, computations and notices are up-to-date and correct in all material respects and, so far as the Directors of the Company are aware, are not the subject of any dispute between the Group, or claim against the Group, by HMRC or any other taxation authority which is or would reasonably be likely to be considered material in the context of the Top up Issue or the underwriting of the Top up Issue or Admission or post-Admission dealings in the Top up Securities and, so far as the Directors of the Company are aware, no enquiry has been raised by HMRC or any other taxation authority in respect of any member of the Group which is or would reasonably be likely to be material in the context of the Group.

8.2

Except as fairly disclosed in the Prospectus, no stamp duty or stamp duty reserve tax imposed under the law of the United Kingdom is payable in connection with the allotment, issue and delivery of the Top up Securities by the Company in accordance with the terms of this Agreement.

8.3

Except as fairly disclosed in the Prospectus, under United Kingdom law, current as at the date of this Agreement, for so long as the Top up Securities are listed on a qualifying stock exchange, payments of interest on the Top up Securities will be payable without withholding or deduction for or on account of any tax levied or imposed by the United Kingdom or any taxing authority thereof or therein.

9.	LITIGATION

9.1

Except as fairly disclosed in the Prospectus, as far as the Company is aware, no Group company nor any of its officers or agents or employees is involved in relation to the affairs of any Group company, or has during the recent past (being not less than 12 months ending on the date of the Prospectus) been involved in any civil, criminal, arbitration, administrative, governmental or other proceedings or governmental regulatory or similar investigation or enquiry in relation to the affairs of any Group company, whether as plaintiff, defendant or otherwise which, by itself or with other proceedings, would be, or is reasonably likely to be, material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities.

9.2

Except as fairly disclosed in the Prospectus, as far as the Company is aware, no litigation or arbitration, administrative, governmental, civil, criminal or other proceedings nor governmental, regulatory or similar investigation or enquiry are pending or have been threatened by or against any Group company or any of their respective officers, agents or employees in relation to the affairs of any Group company and, to the best of the knowledge, information and belief of the Company and the Directors, there are no facts or circumstances likely to give rise to any such litigation or arbitration, administrative, criminal, governmental, civil, or other proceedings or governmental, regulatory or similar investigation or enquiry, in each case, to an extent which, by itself or with other proceedings, which would be, or is reasonably likely to be, material in the context of the Top up Issue, underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities.

9.3

Except as fairly disclosed in the Prospectus, as far as the Company is aware, no Group company nor any of its officers or agents or employees in relation to the affairs of any Group company has been a party to any undertaking or assurance given to any court or governmental agency or the subject of any injunction which in any of the foregoing cases is still in force and which, by itself or with other proceedings, which would be, or is reasonably likely to be, material in the context of the Top up Issue, underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities.

9.4

For the purpose of this paragraph 9, proceedings includes any action by any governmental, public or regulatory authority (including any investment exchange or any authority or body which regulates investment business or takeovers or which is concerned with regulatory, licensing, competition, taxation matters or matters concerning Intellectual Property Rights).

10.	INTELLECTUAL PROPERTY

10.1

Except as fairly disclosed in the Prospectus and except to an extent that would not (singly or in the aggregate) be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities, the Group does not infringe the Intellectual Property Rights of any third party nor so far as the Company is aware does any third party infringe the Intellectual Property Rights owned or used by the Group.

10.2

Except as fairly disclosed in the Prospectus, all material Intellectual Property Rights used by the Group are either legally or beneficially owned by the Group in all material respects or are used under a licence and are not subject to any Adverse Interests to an extent that would or might (singly or in the aggregate) be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities.

10.3

Except as fairly disclosed in the Prospectus and save as would not (singly or in the aggregate) be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities, (i) all Intellectual Property Rights registered in the name of a Group company (if any) are beneficially owned by it and subsisting and if granted not subject to revocation and (ii) all requisite registration and renewal fees in respect thereof have been duly and timeously paid.

10.4

Except as fairly disclosed in the Prospectus and save as would not (singly or in the aggregate) be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities, (i) all Intellectual Property Rights owned and used or reasonably likely to be used by the Group and capable of legal protection are subject to appropriate and enforceable protection (including, where reasonably appropriate, by registration), and (ii) so far as the Company is aware there is no restriction of the Group’s rights to use any Intellectual Property Rights owned by or licensed to the Company to engage in any of the activities presently or proposed to be undertaken by it.

11.	ARRANGEMENTS WITH DIRECTORS AND SHAREHOLDERS

11.1	Save as fairly disclosed in the Prospectus:

(a)

other than the articles of association of the Company and any service agreement with a Director, the deeds of indemnity entered into between the Company and its directors and any contracts entered into in the ordinary course of business, there are no existing contracts or engagements or other arrangements to which any Group company is a party and in which any of the directors of any Group company and/or any associate of any of them is interested; and to the extent that any such contracts, engagements or other arrangements exist they comply with the related party requirements of the Listing Rules of the UK Listing Authority (or other relevant regulator);

	(b)	other than HM Treasury, no shareholder has any rights, in his capacity as such, in relation to the Company other than as set out in the articles of association of the Company;

(c)

the Company is not aware of any claim, demand or right of action against any Group company (otherwise than for accrued remuneration in accordance with their contracts of employment by any officer or employee (or former officer or employee) of the Group and/or any associate of them in any of the foregoing cases) other than any such claims, demands or rights of action which would not, either singly or in the aggregate, result in a Material Adverse Effect;

(d)

so far as the Company is aware, no Director nor any person connected with such Director nor any of the employees of the Group nor any person connected with any such employee is in breach of any restrictive covenant, employment agreement or contract for services which would, or would be reasonably likely to, affect the Company or any other Group company and so far as the Company is aware, there are no circumstances which would be reasonably likely to give rise to any claim of such a breach or any other dispute with any employer, former employer or other person for whom any Director or employee of the Group provides or has provided services, except for any such breach or dispute which, either singly or in the aggregate, would not result in a Material Adverse Effect; and

(e)

(i) no Director nor any director of any Group company has given notice of termination of his contract of employment, and (ii) no Director nor any director of any Group company has indicated an intention to resign except, in respect of (i) and (ii) above, where such notice of termination or notice of intention to resign would not result in a Material Adverse Effect.

11.2	For the purpose of this paragraph 11, associate has the meaning:

	(a)	in the case of an individual, given to “connected person” under section 256 of the Companies Act; and

	(b)	in the case of a body corporate, given to “associated company” in sections 416 et seq of the Income and Corporation Taxes Act 1988.

12.	COMPETITION

12.1

Except as fairly disclosed in the Prospectus, no Group company is a party to (or is concerned in) any agreement, arrangement, concerted practice or course of conduct which infringes, or of which particulars have or should have been delivered to any relevant governmental or other authority in any jurisdiction under any relevant legislation in any territory regarding anti-competitive or restrictive trade or business practices or which falls within Articles 81 and/or 82 of the EC Treaty, or otherwise, in any of the foregoing cases to an extent that (singly or in the aggregate) would, or would be reasonably likely to, be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities.

12.2

Except as fairly disclosed in the Prospectus, no Group company is, or has been, in connection with its business or that of any other Group company, engaged in any practice which contravenes any such legislation as is referred to in the preceding paragraph or which is under investigation by any authority referred to in the preceding paragraph or which is the subject of undertakings to any such authority and, so far as the Company is aware, none of the practices carried on by any Group company contravenes or may contravene any such legislation or is reasonably likely to be subject to such investigation, in any of the foregoing cases to an extent that would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities.

13.	INSURANCE

Except as fairly disclosed in the Prospectus, the Group is insured to adequate levels against all risks which the Company reasonably believes to be commonly insured against by persons carrying on the same or similar businesses as those carried on by the Group and against all risks against which the Group could reasonably be expected to insure in the particular circumstances of the businesses carried on by each Group company, all such insurances are in full force and effect and to the best knowledge, information and belief of the Company, there are no circumstances which could render any such insurances void or voidable and there is no material insurance claim, pending, threatened or outstanding against any Group company and all premiums due in respect of such insurances have been duly paid.

14.	INFORMATION TECHNOLOGY

Except as fairly disclosed in the Prospectus and save as otherwise would not (singly or in the aggregate) be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities:

(a)

systems used or planned to be used in connection with the businesses of the Group are all the systems required for the present needs of the business of the Group, including, without limitation, as to system capacity and ability to process current peak volumes and anticipated volumes in a timely manner;

(b)

in the 12 months prior to the date of the Prospectus, the Group not suffered any failures or bugs in or breakdowns of any systems used in connection with the businesses of the Group which have caused any substantial disruption or interruption in or to its use and the Company is not aware of any fact or matter which may so disrupt or interrupt or affect the use of such equipment following the date of the Prospectus on the same basis as it is presently used;

(c)

all hardware comprised in any systems, excluding any software and any external communications lines, used in the businesses of the Group are owned (except those items which are subject to finance leases) and operated by and are under the control of a Group company and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Group or (where governed by outsourcing or other similar arrangements) are otherwise openly accessible to the Group; and

(d) each Group company is validly licensed to use the software used in its business.

15.	RATING

Except as fairly disclosed in the Prospectus, so far as the Company is aware, it has not received notice of any intended or potential downgrading of the rating assigned to any of the Company’s (or any other member of its Group’s) credit or debt by a ratings agency and (other than awareness of publicly known general market conditions and speculation) is not aware of a specific fact, circumstance or condition in respect of itself or any Group company from which or a combination of any of which, when considered in the context of current market conditions and speculation in the financial services sector, it could reasonably expect such a downgrade to be threatened or to occur. Except as fairly disclosed in the Prospectus, so far as the Company is aware, no ratings agency has placed the Company or any Group company or any of the Company’s or any Group company’s debt on credit watch.

16.	SHARE SCHEMES

16.1

Any particulars of the employee schemes contained in the Prospectus and, in particular, the information as to the dates on which options or other rights may be exercised and the number of options or other rights granted (conditionally or otherwise) on or before the date of the Prospectus are accurate in all material respects and not misleading in any material respect.

16.2

Except as fairly disclosed in the Prospectus and save as otherwise would not (singly or in the aggregate) be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities, except for options or other rights granted under the Company’s approved share option schemes in accordance with normal practice, there are no arrangements which (contingently or otherwise) may give rise to an obligation on the Company or any Group company to allot, issue or grant any relevant securities as contemplated by section 549 of the Companies Act.

17.	PENSION SCHEMES

Except as fairly disclosed in the Prospectus, and save as otherwise would not (singly or in the aggregate) be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities, the Group is not paying, and is not under any liability (actual or contingent) to pay or secure (other than by payment of employers’ contributions under national insurance or social security legislation), any pension or other benefit on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service.

18.	AGREEMENTS

Except as fairly disclosed in the Prospectus and otherwise than arising as a result of ordinary course financing arrangements entered into by the Group and save otherwise as would not (singly or in the aggregate) be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities, other than: (i) in accordance the registration rights agreement entered into between HM Treasury and the Company on 12 January 2009 and as amended and restated on 11 June 2009 and the resale rights agreement entered into between HM Treasury and the Company on 11 June 2009; (ii) in accordance with alternative cash settlement mechanisms or principal stock settlement features on capital instruments issued by members of the Group; or (iii) other than in respect of the Group’s obligations to the holders of Limited Voting Shares, there is no agreement, undertaking, instrument or arrangement requiring the creation, allotment, issue, redemption or repayment, or the grant to any person of the right (whether conditional or not) to require the allotment, issue, redemption or repayment, of any shares in the capital of a Group company (including, without limitation, an option or right of pre-emption or conversion).

19.	INSOLVENCY

19.1

Except as fairly disclosed in the Prospectus, no Group company is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or is otherwise insolvent except where the inability to pay any such debt, or such insolvency, would not result in a Material Adverse Effect.

19.2

Except as fairly disclosed in the Prospectus, no order has been made, petition presented or resolutions passed for the winding up of any Group company and no meeting has been convened for the purpose of winding up any such Group company that, in any such case would, either singly or in the aggregate, result in a Material Adverse Effect. No such Group company has been a party to any transaction which could be avoided in a winding up where such avoidance would result in a Material Adverse Effect.

19.3

Except as fairly disclosed in the Prospectus, no steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the assets of any Group company that, either singly or in the aggregate, would result in a Material Adverse Effect

19.4

Except as fairly disclosed in the Prospectus, by reason of actual or anticipated financial difficulties, no Group company has commenced discussions with the FSA, the Bank of England, the European Central Bank or any other regulatory authority to obtain stand-by or emergency funding (whether by way of repo transactions or otherwise) or has commenced negotiations with its creditors or any class of its creditors with a view to rescheduling any of its indebtedness or has made or proposed any arrangement or composition with its creditors or any class of its creditors.

20.	REGULATORY

20.1

Except as fairly disclosed in the Prospectus, each Group company required to be licensed (as a bank or otherwise) is duly licensed in its jurisdiction of incorporation and domicile and, except as would not reasonably be expected to be material, is duly licensed or authorised in each other jurisdiction where it is required to be licensed or authorised to conduct its business as described in the Prospectus.

20.2

Save as fairly disclosed in the Prospectus, no Group company nor any of its officers, in relation to a Group company, has failed to comply with any statutory provision or any rules, regulations, directions, requirements, notices and provisions of the FSA or any other regulatory body applying to such Group company in relation to its business including (without limitation) in respect of the maintenance of its Capital Resources Requirement and satisfaction of the Overall Financial Adequacy Rule and any equivalent capital requirements in any other jurisdiction that are applicable to any Group company; no obligation has arisen, in relation to a Group company, in respect of the general notification requirements under Chapter 15.3 of SUP, save in any of the foregoing cases to an extent which would not (singly or in the aggregate) be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities.

20.3

There are no facts or circumstances, which have not been included in the Prospectus or any other information provided to the UK Listing Authority, which would cause the UK Listing Authority not to be satisfied that the Company’s capital adequacy is regulated by the FSA or suitably regulated by another regulatory body.

20.4

Save as fairly disclosed in the Prospectus or otherwise as would not (singly or in the aggregate) be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities, no Group company is the subject of any investigation, enforcement action (including, without limitation to vary the terms of any permission of licence) or disciplinary proceeding by the FSA or any other regulatory body having jurisdiction over such Group company, and no such investigation, enforcement action or disciplinary proceeding is threatened or pending.

20.5

Save as fairly disclosed in the Prospectus or otherwise as would not (singly or in the aggregate) be material in the context of the Top up Issue, the underwriting of the Top up Securities, Admission or post-Admission dealings in the Top up Securities, the Company is not subject to any special or additional surveillance by the FSA or to any special or additional reporting requirements in relation to its assets, liquidity position, funding position or otherwise and the Company is not subject to any visits, beyond customary visits, by the FSA.

20.6

Save as fairly disclosed in the Prospectus, no Group company is, or has been, in receipt of aid within the meaning of Article 87(1) of the EC Treaty which has not been notified or which, having been notified, has been put into effect prior to clearance or which has been found not to be compatible with the common market. Save as fairly disclosed in the Prospectus, no Group company is aware of any procedure initiated by the European Commission which is reasonably likely to lead to a decision addressed to any EU member state that could result in a decision ordering the recovery of aid from any Group company.

20.7

Save as fairly disclosed in the Prospectus, no Group company is aware of any investigation, formal or informal, having been initiated by the Office of Fair Trading, the European Commission or any agency responsible for the enforcement of competition law in any territory or jurisdiction concerning a violation of Section 2 or Section 18 of the Competition Act 1998, as amended, or Article 81 or Article 82 of the EC Treaty or any similar or related provision in English or EU law or the law of any other territory or jurisdiction, except where any such investigation, either singly or in the aggregate, would not result in a Material Adverse Effect.

20.8

All information supplied by the Company to the European Commission in relation to the matters addressed by the Heads of Terms was when supplied and remains true and accurate in all material respects and not misleading in any material respect, and no information has been withheld the absence of which could be reasonably likely to have affected the contents of such Heads of Terms.

20.9

The operations of each Group company are and have been conducted at all times in compliance with the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Group company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened except in any such case for any action, suit or proceeding which would not, either singly or in the aggregate, result in a Material Adverse Effect.

20.10

None of the Company, any other member of the Group or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered by the U.S. Department of the Treasury or any similar sanctions imposed by the European Union, the United Nations or any other body, governmental or other, to which the Company or any of its affiliates is subject; and the Top up Securities are not being issued for the purpose of funding any operations in, financing any investment or activities in or making any payments to any country or to any person targeted by any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

20.11

None of the Company, any other member of the Group or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder (the FCPA) (including, without limitation, making use of the mail or any means or instrument of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorisation of the payment of any money, or other property, gift, promise to give, or authorisation of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political office, in contravention of the FCPA), the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (the OECD Convention) or any similar law or regulation, to which the Company, any other member of the Group, any director, officer, agent, employee of any member of the Group or, to the knowledge of the Company, any affiliate is subject; and the Company, each member of the Group and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, the OECD Convention and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

20.12

There are no facts or circumstances, which are not included in the Prospectus, or any other information provided to the UK Listing Authority, which would cause the UK Listing Authority not to be satisfied that the Company’s capital adequacy is regulated by the FSA or suitably regulated by another regulatory body.

21.	UNITED STATES SECURITIES REGULATIONS

21.1

None of the Company, its affiliates (as defined in Rule 405 under the Securities Act), or any person acting on its or their behalf (provided that the Company does not make any representation or warranty with respect to the Joint Bookrunners) has engaged or will engage in any “directed selling efforts” (within the meaning of Rule 902(c) of Regulation S under the Securities Act) with respect to the Top up Securities or any shares into which the Top up Securities are or will be exchangeable (Exchange Shares).

21.2	The Company is a “foreign issuer” (as defined in Regulation S under the Securities Act).

21.3

The Company reasonably believes that there is no “substantial US market interest” (as defined in Rule 902(j) of Regulation S under the Securities Act) in any of the Top up Securities or Exchange Shares or any security of the same class or series as the Top up Securities or Exchange Shares.

21.4

None of the Company, its affiliates (as defined under Rule 501(b) under Regulation D under the Securities Act) or any person acting on its or their behalf (provided that the Company does not make any representation or warranty with respect to the Joint Bookrunners) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) in the United States in connection with any offer or sale of the Top up Securities or Exchange Shares, or has offered or will offer to sell or solicited or will solicit offers to by any Top up Securities or Exchange Shares in any manner involving a public offering in the United States within the meaning of Section 4(2) of the Securities Act.

21.5

None of the Company, its affiliates or any person acting on behalf (provided that the Company does not make any representation or warranty with respect to the Joint Bookrunners) of any of them has, directly or indirectly, (a) made or will make offers or sales of any security, (b) solicited or will solicit offers or sales by any security, (c) otherwise negotiated or will negotiate in respect of any security, in any of the foregoing cases under circumstances that would require the registration of the Top up Securities or Exchange Shares under the Securities Act or (d) taken or will take any other action that would require the registration of the Top up Securities or Exchange Shares under the Securities Act.

21.6

The Company does not believe that it is and does not expect to become (whether as a result of the receipt and application of the proceeds of the sale of the Top up Securities or otherwise) a “passive foreign investment company” within the meaning of section 1297 of the US Internal Revenue Code of 1986.

21.7

The Company is not, and, immediately after giving effect to the offering and sale of the Top up Securities and the application of the proceeds thereof as set forth in the Prospectus will not be, an “investment company” as such term is defined in the US Investment Company Act of 1940 (the Investment Company Act).

21.8

For so long as any Top up Securities or Exchange Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will not become an “open-end company”, “unit investment trust” or “face-amount certificate company”, as such terms are defined in, and that is or is required to be registered under Section 8 of, the Investment Company Act.

21.9	Other than HM Treasury, there are no persons with registration rights or other similar rights to have any shares or other securities registered by the Company under the Securities Act except to the extent that HM Treasury has transferred any of its registration rights to any persons in accordance with any provisions of the registration rights agreement entered into between HM Treasury and the Company in effect from 12 January 2009 and as amended and restated on 11 June 2009 and the resale rights agreement entered into between HM Treasury and the Company on 11 June 2009.

21.10

During the period of six months after the Settlement Date, the Company will not, and will not permit any of its affiliates to, resell any Top up Securities or Exchange Shares which constitute “restricted securities” under Rule 144 that have been reacquired by any of them other than in transactions that meet the applicable requirements of Regulation S under the Securities Act.

SCHEDULE 5

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE ISSUER AND THE
GUARANTOR

1.

Prospectus in the case of Top up Securities offered and sold in the United States to a QIB, the Prospectus does not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.

Listing: all information relating to such matters required by Section 87A(2) of the FSMA and the Listing Rules to be included in the Prospectus in relation to the Top up Securities and the giving of the guarantee in relation to the Top up Securities and the Issuer and the Guarantor (save insofar as a derogation therefore has been obtained) is included in the Prospectus and the Prospectus has been published in accordance with the Prospectus Rules

3.	Relevant Documents: the information in the Relevant Documents is in accordance with the facts and does not omit anything likely to affect the import of such information;

4.

Due Incorporation: each of the Issuer and the Guarantor is a company duly incorporated under the laws of England with power and authority to conduct its business as presently conducted and is lawfully qualified to do business as a foreign corporation in all other jurisdictions in which business is conducted by it.

5.

Authorisation: the creation and issue of the Top up Securities and the execution and delivery of the this Agreement, the Trust Deed (if applicable) and the Agency Agreement (if applicable), the consummation of the transactions contemplated therein and herein and the compliance with the terms thereof and hereof and the subscription and sale of the Top up Securities on the terms and conditions of this Agreement have been duly authorised by all necessary corporate action of the Issuer and the Guarantor and do not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Memorandum and Articles of Association of the Issuer or the Guarantor or any deed, mortgage or other agreement or instrument to which the Issuer or the Guarantor is party or by which it is (or its properties are) bound or any existing English or (to the best of the knowledge and belief of the Issuer and the Guarantor) other applicable law, rule, regulation, judgment, order or decree of any government, instrumentality, authority or court, domestic or foreign, having jurisdiction over the Issuer, the Guarantor or their respective properties.

6.

Consents: all necessary authorisations, consents and approvals for and in connection with the issue of the Top up Securities by the Issuer have been obtained and are in force and this Agreement, the Trust Deed (if applicable) and the Agency Agreement (if applicable) constitute valid and binding obligations of the Issuer and the Guarantor and the Top up Securities, when executed, authenticated, issued and delivered in accordance with this Agreement, the Trust Deed (if applicable) and the Agency Agreement (if applicable), will constitute valid and binding obligations of the Issuer and the due performance by the Issuer of the terms and conditions of such Top up Securities will not infringe the terms of any such authorisation, consent or approval or the provisions of any existing laws of England.

7.

Litigation: save as fairly disclosed in the Prospectus, none of the Issuer, the Guarantor nor any of their respective subsidiaries is involved in any governmental, legal or arbitration proceedings, nor has the Issuer or the Guarantor knowledge of any threatened governmental, legal or arbitration proceedings or claim against the Issuer or the Guarantor or any of their respective subsidiaries, which is material in the context of the issue of the Top up Securities.

8.

Directed Selling Efforts: none of the Issuer, the Guarantor or any of their respective affiliates (including any person acting on behalf of the Issuer, the Guarantor or any of their respective affiliates, provided that the Company is not making a representation or warranty with respect to the Joint Bookrunners) has engaged or will engage in any directed selling efforts (as defined in Rule 902(b) of Regulation S under the Securities Act) with respect to the Top up Securities, and the Issuer, the Guarantor and their respective affiliates have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act.

9.

General Solicitation: none of the Issuer, the Guarantor or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act), or any person acting on behalf of any of them (provided that the Company does not make any representation or warranty with respect to the Joint Bookrunners), (i) has made or will make offers or sales of any security, or solicited or will solicit offers to buy, or otherwise negotiated in respect of, any security, under circumstances that would require the registration of the Top up Securities under the Securities Act; or (ii) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Top up Securities in the United States.

10.

Investment Company: neither the Issuer nor the Guarantor is, and as a result of the offer and sale of the Top up Securities contemplated herein will be, an “investment company” under, and as such term is defined in, the Investment Company Act.

11.

Registration: none of the Issuer, the Guarantor or their respective affiliates, nor any persons acting on any of their behalf has made or will make offers or sales of any securities under circumstances that would require the registration of any of the Top up Securities under the Securities Act.

12.

Sanctions: none of the Issuer or the Guarantor or, to the knowledge of the Issuer or the Guarantor, any director, officer, agent, employee or affiliate of the Issuer or the Guarantor is currently subject to any sanctions administered by the U.S. Department of the Treasury or any similar sanctions imposed by the European Union, the United Nations or any other body, governmental or other, to which the Issuer, the Guarantor or any of their respective affiliates is subject; and Top up Securities are not being issued for the purpose of funding any operations in, financing any investment or activities in or making any payments to any country or to any person targeted by any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

SCHEDULE 6

LETTER OF CONFIRMATION

[On the letterhead of the Issuer/Guarantor/Company]

To:	Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ

UBS Limited
1 Finsbury Avenue
London EC2M 2PP

(on behalf of themselves and the other Joint Bookrunners)

[ ] 2009

Dear Sirs

We refer to the underwriting agreement relating to the issue of Top up Securities between us dated 3 November 2009 (the Underwriting Agreement) and to the conditions set out in Clause 2.5 of the Underwriting Agreement (the Conditions). References in this letter to Clauses are to Clauses of the Underwriting Agreement and words and expressions defined in the Underwriting Agreement have the same meaning herein.

We hereby confirm that:

(a)	each of the Conditions is satisfied as at the delivery of this letter;

(b)	we are not aware of any reason why the Conditions will not continue to be satisfied until Admission;

(c)

it has not come to the knowledge of the [Issuer/Guarantor/Company or any Director] that the [Issuer/Guarantor/Company] is in breach of any of its obligations under the Underwriting Agreement which fall to be performed following the date of publication of the Press Announcement (such confirmation excluding any breach of the [Issuer’s/Guarantor’s/Company’s] obligations which fall to be performed to date that has arisen, directly or indirectly, as a result of (a) a MAC Event or a Material Adverse Effect that has occurred subsequent to the publication of the Press Announcement, or (b) a Commission Decision that has been publicly announced or publicly communicated subsequent to the publication of the Press Announcement, other than where the MAC Event or Material Adverse Effect occurred as a direct or indirect consequence of a Specified Circumstance); and

(d)

with reference to our obligation in Clause 10.7 of the Underwriting Agreement, it has not come to the knowledge of the [Issuer/Guarantor/Company or any Director] that (i) any of the Warranties made by the [Issuer/Guarantor/Company] was breached or untrue, inaccurate or misleading in any respect when given on the date of the Underwriting Agreement or (b) any of the Warranties referred to in [Clause 10.3/Clause 10.4] of the Underwriting Agreement made by the [Issuer/Guarantor/Company] has ceased to be true and accurate or has become misleading in any respect; or that there is any circumstance which would or is reasonably likely to cause any of the Warranties referred to in [Clause 10.3/Clause 10.4] to be breached or become untrue, inaccurate or misleading in any respect if repeated by reference to the facts and circumstances existing at the date hereof (such confirmation (other than in the case of a breach of Warranties made by the [Issuer/the Guarantor/the Company] on the date of publication of any Prospectus, Disclosure Package, Supplementary Prospectus or supplement to any Disclosure Package provided that any such breach of Warranty specifically relates to the content of such document not being true and accurate in all respects or being misleading in any respect as at the date of publication of such document) excluding any breach of the Warranties that has arisen, directly or indirectly, as a result of (A) a MAC Event or a Material Adverse Effect having occurred subsequent to the publication of the Press Announcement, or (B) a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement, other than where the MAC Event or Material Adverse Effect occurred as a direct or indirect consequence of a Specified Circumstance).

We undertake to notify you immediately if the confirmations contained in this letter could not continue to be given by us at any time prior to Admission (in each case by reference to the facts and circumstances then existing).

Yours faithfully

Director/Secretary

SCHEDULE 7

SELLING RESTRICTIONS

1.	General

Other than in the United Kingdom, none of the Issuer, the Guarantor, the Company or any Joint Bookrunner makes any representation that any action has been or will be taken in any jurisdiction that would permit a public offering of any of the Top up Securities, or possession or distribution of the Prospectus, Disclosure Package or any other offering material, in any country or jurisdiction where action for that purpose is required.

None of the Issuer, the Guarantor, the Company or the Joint Bookrunners represent that Top up Securities may at any time lawfully be sold in compliance with any appropriate registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating such sale.

Each Joint Bookrunner agrees that it will to the best of its knowledge and belief, comply with all relevant laws, regulations and directives in each jurisdiction in which it purchases, offers, sells or delivers Top up Securities or has in its possession or distributes the Prospectus, Disclosure Package or any other offering material and, that it will, obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Top up Securities under the laws, regulations and directives in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sale or deliveries, in all cases at its own expense, and none of the Issuer, the Guarantor, the Company or any other Joint Bookrunner shall have responsibility therefor. No Joint Bookrunner is authorised to make any representation or use any information in connection with the issue, offering and sale of the Top up Securities other than as contained in, or which is consistent with, the Relevant Documents.

2.	United States of America

1.1

The Top up Securities and any Exchange Shares have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Joint Bookrunner represents and agrees that it has offered and sold the Top up Securities and Exchange Shares of any identifiable tranche, and shall offer and sell the Top up Securities and Exchange Shares of any identifiable tranche (1) as part of their distribution at any time and (2) otherwise until 40 days after completion of the distribution of such tranche as determined, and certified to the Issuer and each Joint Bookrunner, by the Joint Global Co-ordinators, only to persons that are not U.S. persons in accordance with Rule 903 of Regulation S under the Securities Act or to QIBs in a transaction that does not require registration under the Securities Act. Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Top up Securities, and it and they have complied and shall comply with the offering restrictions requirements of Regulation S. Each Joint Bookrunner agrees to notify the Joint Global Co-ordinators when it has completed the distribution of its portion of the Top up Securities of any identifiable tranche so that the Joint Global

Co-ordinators may determine the completion of the distribution of all Top up Securities of that tranche and notify the other Joint Bookrunners of the end of the distribution compliance period. Each Joint Bookrunner agrees that, at or prior to confirmation of sale of Top up Securities (other than a sale of Top up Securities to a QIB), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Top up Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after completion of the distribution of such tranche as determined, and certified to the Issuer and Joint Bookrunners, by the Joint Global Co-ordinators, except in either case in accordance with Regulation S under the Securities Act or pursuant to another applicable exemption. Terms used above have the meanings given to them by Regulation S under the Securities Act.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Joint Bookrunner represents and agrees that neither it nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (Regulation D), nor any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer and sale of the Top Securities and Exchange Shares in the United States.

The Joint Bookrunners may arrange for the offer and sale of the Top up Securities or Exchange Shares in the United States only to persons reasonably believed to be qualified institutional buyers who have provided representations, warranties and undertakings substantially in the form attached hereto as Schedule 8.

Each Top up Issue in registered form issued by the Issuer to be sold to qualified institutional buyers in the United States shall contain a legend stating substantially to the effect that such Top up Issue in registered form has not been and will not be registered under the Securities Act or with any securities regulatory authority of any state or other jurisdiction of the United States and may not be offered, resold, pledged or otherwise transferred except (1) another qualified institutional buyer purchasing for its own account or a person acting for the account of a qualified institutional buyer in a transaction that does not require registration under the Securities Act, (2) in an offshore transaction in accordance with Rule 903 or Rule 904 under Regulation S or (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), in each case in accordance with any applicable securities laws of any state of the United States, and that no representation can be made as to the availability of the exemption provided by Rule 144 under the Securities Act for resales of the Top up Securities in registered form.

1.2

In addition, unless the Prospectus or Disclosure Package specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, each Joint Bookrunner represents, warrants and agrees in relation to the relevant Top up Securities (if such Top up Securities are in bearer form) that:

	1.2.1	except to the extent permitted under U.S. Treas. Reg. §1.163-5(c)(2)(i)(D) (the “D Rules”),

(i)

it has not offered or sold, and during the restricted period shall not offer or sell, Top up Securities in bearer form to a person who is within the United States or its possessions or to a United States person; and

		(ii)	it has not delivered and shall not deliver within the United States or its possessions definitive Top up Securities in bearer form that are sold during the restricted period;

1.2.2

it has and throughout the restricted period shall have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Top up Securities in bearer form are aware that such Top up Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

1.2.3

if it is a United States person, it is acquiring the Top up Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Top up Securities in bearer form for its own account, it shall only do so in accordance with the requirements of U.S. Treas. Reg. §1.163-5(c)(2)(i)(D)(6);

1.2.4

with respect to each affiliate that acquires from it Top up Securities in bearer form for the purpose of offering or selling such Top up Securities during the restricted period, it either (a) repeats and confirms the representations contained in Paragraphs 2.2.1, 2.2.2 and 2.2.3 on behalf of such affiliate or (b) agrees that it shall obtain from such affiliate for the benefit of the Issuer the representations contained in Paragraphs 2.2.1, 2.2.2 and 2.2.3; and

1.2.5

it will not enter into a written contract (apart from a confirmation or other notice of the transaction) for the offer or sale during the restricted period of Top up Securities in bearer form with any person other than its affiliate(s) unless it obtains the representations and agreements contained in this paragraph 2.2 from the person with whom it enters into such written contract.

Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986 and regulations thereunder, including the D Rules.

1.3

In addition, to the extent that the Prospectus or Disclosure Package relating to the relevant Top up Securities (if such Top up Securities are in bearer form) specifies that the applicable TEFRA exemption is “C Rules”, under U.S. Treas. Reg. §1.163-5(c)(2)(i)(C) (the “C Rules”), Top up Securities in bearer form must be issued and delivered outside the United States and its possessions in connection with their original issuance. In relation to each such Top up Issue, each Joint Bookrunner represents, warrants and agrees that it has not offered, sold or delivered, and shall not offer, sell or deliver, directly or indirectly, Top up Securities in bearer form within the United States or its possessions in connection with their original issuance. Further, in connection with their original issuance of Top up Securities in bearer form, it has not communicated, and shall not communicate, directly or indirectly, with a prospective purchaser if either such purchaser or it is within the United States or its possessions or otherwise involve its U.S. office in the offer or sale of Top up Securities in bearer form. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986, as amended, and regulations thereunder, including the C Rules.

1.4

Each Joint Bookrunner represents and agrees that neither it nor any of its affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer and sale of the Top up Securities in the United States.

The Joint Bookrunners may directly or through their respective U.S. broker-dealer affiliates arrange for the offer and resale of Top up Securities issued by the Issuer in the United States only to qualified institutional buyers. For the avoidance of doubt, any Top up Issues that are proposed to be offered or sold to QIBs in the United States shall be subject to the agreement of the Company, such agreement not to be unreasonably withheld or delayed, taking into account the requirements of the Securities Act and the documentary requirements of this Agreement in respect of any such Top up Securities.

3.	Public Offer Selling Restriction Under the Prospectus Directive

1.5

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Joint Bookrunner represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Top up Securities which are the subject of the offering contemplated by the Prospectus or the Disclosure Package to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Top up Securities to the public in that Relevant Member State:

1.5.1

if the Prospectus in relation to the Top up Securities specify that an offer of those Top up Securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such Top up Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus;

	1.5.2	at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

1.5.3

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

1.5.4

at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Joint Bookrunners nominated by the Issuer for any such offer; or

	1.5.5	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Top up Securities referred to in paragraph 3.1.2 to 3.1.5 above shall require the Issuer or any Joint Bookrunner to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Top up Securities to the public” in relation to any Top up Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Top up Securities to be offered so as to enable an investor to decide to purchase or subscribe the Top up Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

4.	United Kingdom

Each Joint Bookrunner represents and agrees that:

1.6

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any Top up Securities in circumstances in which Section 21(1) of the FSMA does not or, in the case of the Guarantor, would not, if it was not an authorised person, apply to the Issuer, the Guarantor and the Company; and

1.7	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Top up Securities in, from or otherwise involving the United Kingdom.

SCHEDULE 8

FORM OF INVESTOR CERTIFICATION FOR TOP UP ISSUES

1.

We are (a) a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or (b) a non-U.S. person outside the United States.

2.

We are an institution that (a) has such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of our investments in the ECNs, and (b) are, and any accounts for which we are acting are, able to bear the economic risk, and sustain complete loss, of such investment in the ECNs.

3.

We will base our investment decision on a copy of the Issuer’s prospectus dated [     ] (the “Prospectus”), including the documents incorporated by reference therein. We acknowledge that the Joint Bookrunners have not made any representations, express or implied, to us with respect to the Issuer or the Guarantors, the offer, the ECNs or the accuracy, completeness or adequacy of any financial or other information contained in or incorporated by reference in the Prospectus. We have had access to all information necessary to allow us to make an informed investment decision.

4.

We are acquiring the ECNs for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the ECNs, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

5.

We understand that the ECNs have not been, and are not expected to be, registered with the US Securities and Exchange Commission and will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and we agree that for so long as such securities are “restricted securities” (as so defined), we will not reoffer, resell, pledge or otherwise transfer the ECNs, except (a) to another QIB in a transaction that does not require registration under the Securities Act (we recognize that the ECN’s are not eligible for resale under Rule 144A) or (b) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act (which, for the avoidance of doubt, includes a sale over the London Stock Exchange), in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. We understand and acknowledge that the Issuer shall have the right to force the sale or transfer of any ECNs other than in compliance with the foregoing restrictions on transfer.

6.

As long as the underlying ordinary shares of the Company are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, we agree that they may not be deposited into any unrestricted depositary facility established or maintained by any depositary bank, including the current American Depositary Receipt (“ADR”) facility maintained by The Bank of New York Mellon, as depositary for the LBG’s ADR facility.

7.

We understand that the ECNs will be in global registered form only and will settle through the facilities of Euroclear/Clearstream but not through the facilities of The Depository Trust Company and that no definitive certificates are expected to be made available. In the limited circumstances in which definitive certificates will be made available, any certificates delivered to us in respect of the ECNs will bear a legend substantially to the following effect:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE

SECURITIES ACT OR TO ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.”

8.

We irrevocably authorize the Issuer, its affiliates, the Joint Bookrunners and their respective affiliates and any person acting on their behalf to produce this certification or a copy hereof to any interested party in any administrative or legal proceedings, dispute or official inquiry with respect to matters covered hereby.

9.

All holders of ECNs are required to notify transferees of the restrictions on transfer and other limitations and requirements of holding an interest in the ECNs. We hereby agree to notify any transferee to whom we subsequently reoffer, resell, pledge or otherwise transfer the ECNs of the restrictions on transfer and other limitations and requirements of holding an interest in the ECNs, including those set forth in paragraphs 5 and 6 above and this paragraph 9, and the transferee will be bound by such restrictions and requirements and will notify any subsequent transferees of such restrictions.

10.

We understand and acknowledge that the foregoing representations, warranties, agreements and acknowledgements are requirements in connection with United States and other securities laws and that the Issuer, its affiliates, the Joint Bookrunners and their affiliates, and others are entitled to rely on the truth and accuracy of the representations, warranties, agreements and acknowledgements contained herein. We agree that if any of the representations, warranties, agreements and acknowledgements made herein are no longer accurate, we shall promptly notify the Issuer and the Joint Bookrunners.

SCHEDULE 9

THE JOINT BOOKRUNNERS

(1)	(2)	(3)

Name	Address and fax number	Proportionate Share

Merrill Lynch International	Merrill Lynch Financial Centre	25%
	2 King Edward Street
	London EC1A 1HQ

	Fax number: +44 (0) 20 7995 2968
	For the attention of: Fixed Income Syndicate

UBS Limited	1 Finsbury Avenue	25%
	London EC2M 2PP

	Fax number: +44 (0) 20 7567 4146
	For the attention of: Fixed Income Syndicate
	With a copy to: Transactions Legal
	Fax number: +44 (0) 20 7567 2364

Citigroup Global Markets Limited	Citigroup Centre	12.5%
	Canada Square
	Canary Wharf
	London E14 5LB

	Fax number: +44 (0) 20 7986 7627
	For the attention of: Fixed Income Syndicate

Goldman Sachs International	Peterborough Court	12.5%
	133 Fleet Street
	London EC4A 2BB

	Fax number: +44 207 774 4477
	For the attention of: Fixed Income Syndicate

HSBC Bank plc	8 Canada Square	12.5%
	London E14 5HQ

	Fax number: + +44 20 7992 4853
	For the attention of: Andrew Montgomery
	/Adam Bothamley

(1)	(2)	(3)

Name	Address and fax number	Proportionate Share

J.P. Morgan Securities Ltd.	125 London Wall	12.5%
	London EC2Y 5AJ

	Fax number: +44 20 7 325 8240
	For the attention of: Head of Debt Capital Markets
	Syndicate Desk and Head of EMEA Debt Capital
	Markets Group Legal

SIGNATORIES

SIGNED by	ANDREI MAGASINER

for and on behalf of

LBG CAPITAL NO. 2 PLC

SIGNED by	ARCHIE KANE

for and on behalf of

LLOYDS TSB BANK PLC

SIGNED by	ARCHIE KANE

for and on behalf of

LLOYDS BANKING GROUP PLC

SIGNED by	ALVARO CAMARA

for and on behalf of

MERRILL LYNCH INTERNATIONAL

SIGNED by	ROBERT CLARK

and

SIGNED by	KARIN MELSON

for and on behalf of

UBS LIMITED

SIGNED by	TOM PAUK

for an on behalf of

CITIGROUP GLOBAL MARKETS LIMITED

SIGNED by	RICHARD BUCKINGHAM

for an on behalf of

GOLDMAN SACHS INTERNATIONAL

SIGNED by	DANIEL SHORE

for an on behalf of

HSBC BANK PLC

SIGNED by	MICHAEL RIDLEY

for an on behalf of

J.P. MORGAN SECURITIES LTD.